Exhibit 4.13

 **CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”).**

(Unofficial English translation from Spanish original)

CONTRACT FOR THE “SUPPLY, INTEGRATION AND MAINTENANCE SERVICES, OF THE NATIONWIDE IT SOLUTION OF THE TECHNOLOGICAL MODERNIZATION PROJECT OF THE DIRECCION GENERAL DE REGISTRO CIVIL, IDENTIFICACIÒN Y CEDULACION.”

The following parties appear for the signing of this Contract, (Hereinafter indistinctively: the “Contract” or the “Agreement”): the Dirección General de Registro Civil, Identificación y Cedulación, represented by Ing. Paulo Rodríguez Molina, acting as General Director, whose legal capacity is credited by the document issued by the SENPLADES and the employment title issued by Ing. Adriana Murillo, Director of Human Resources of the Institution, which are attached to this instrument as supporting documents; and henceforth and for purposes of this Contract, referred to as “THE CONTRACTING PARTY” or “THE CUSTOMER”; and, ON TRACK INNOVATIONS LTD OTI, a company of Israeli nationality duly domiciled in Ecuador, legally represented by Ing. Diego Luis Rueda Mosquera, in his capacity as proxy with legal capacity, according to the accompanying document, and that henceforth and for purposes of this Contract will be referred to as “THE CONTRACTOR” or “THE COMPANY”; and, by the rights they represent, freely and voluntarily agree to enter into this Contract according to the content of the following clauses::

FIRST.- BACKGROUND:

1.1.
With Resolution No. DGRCIC-2009-0066 of October 29, 2009, and having complied with the requirements provided for in number 31 of art. 6 of the Organic Law of the National System of Public Contracting, the Dirección General de Registro Civil, Identificación y Cedulación was declared in institutional emergency, Resolution that was submitted to the National institute of Public Contracting with official letter No. 2009-623-DIRG of October 30, 2009 received on November 4, 2009, for publication in the www.compraspublicas.gov.ec website; hereby complying with what is declared in article 57 of the Law ibidem. Art. 2 of the aforementioned emergency resolution, authorizes contracting the works, goods, or services, including those related to consultancy that are required to overcome the institutional emergency situation.

1.2.
According to what is stated in the Fifth postulate of Resolution No. DGRCIC-2009-0066 of October 29, 2009, the declared institutional emergency is directly related with the state of national commotion that the country is undergoing due to the excessive increase in crime; reason for which it is urgently required that the implementation of the uniform technological solution that would allow, in an integrated and complete manner, the operation of the new secure and inviolable enrolment model in the system and in the database be completed. This need was pointed out and reiterated by the Director of Technological Management of the institution in memoranda No. 309-GT-PC-FC-2009 of October 26 de, 2009 and No. 393-GT-PC-FC-2009 of November 13, 2009;, for which the request of approximately **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** electronic identification cards necessary for a 6 month supply was made, and this request, due to budgetary availability was partially satisfied with the acquisition of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** units, according to the contract signed on November 11, 2009; and the acquisition of the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** electronic identification cards, would remain pending as well as the contracting of the implementation of the IT solution on a national scale.

1.3.
From the external studies, performed by experts who were hired to issue a technical report about the technology solution implemented in the Guayaquil Pilot Plan, after the corresponding analysis and verification, it was concluded that the technology contracted in the Pilot Plan is the best existing alternative on an international scale for the institutional purposes and objectives and, consequently, it is considered beneficial that it be implemented nationwide, since it is convenient for the institution and for the country to preserve the investment and urgently develop the already proven platform. Consequently, it considered that the SUPPLY, INTEGRATION AND MAINTENANCE SERVICES, OF THE NATIONWIDE IT SOLUTION OF THE TECHNOLOGICAL MODERNIZATION PROJECT OF THE DIRECCION GENERAL DE REGISTRO CIVIL, IDENTIFICACIÒN Y CEDULACION should be contracted with the same company that implemented the Pilot Plan in Guayaquil, and in this way it would guarantee the operative and technical functionality of the Project.

1.4.
It is the duty of the Ecuadorian State to guarantee the exercise of the right to identity of its persons, which is declared in number 28 of article 66 of the Constitution of the Republic  in accordance with number 3 of article 261 of the regulation ibidem

1.5.
Article 57 of the Organic Law of the National Public Contracting System provides that in cases of emergency, the contracting entity can contract in a direct form and under the responsibility of the supreme authority, the works, goods or services, including consulting, required strictly to overcome the emergency situation.

1.6.
Apart from the regulation pinted out in the preceding subsection, article 95 of the General Regulation of the Organic Law of the National Public Contracting System contemplates the power of directly contracting the development and extension of existing technologies.

1.7.
The second subsection of article 25 of the General Regulation of the Organic Law of the National System of Public Contracting states that there is no requirement for emergency contracting to be included in the Annual Contracting Plan (PAC).

1.8.
By Memorandum No. 2009-188-DF of November 25, 2009 the availability of financial resources was certified, in order to address the financial obligations derived from the required contracting charged to budgetary item No. 84.01.07.000.1.

1.9.
With Resolution No. 000093, dated November 27, 2009 the beginning of the process of Direct Contracting by emergency No. DGRCIC-008-2009 was ordered for the SUPPLY, INTEGRATION AND MAINTENANCE SERVICES, OF THE NATIONWIDE IT SOLUTION OF THE TECHNOLOGICAL MODERNIZATION PROJECT OF THE DIRECCION GENERAL DE REGISTRO CIVIL, IDENTIFICACIÒN Y CEDULACION; and, consequently a direct invitation was sent to OTI to present its technical financial proposal; to which were attached the corresponding bidding specifications

1.10.	On December 2, 2009, On Track Innovations Ltd. (OTI) submitted its technical financial bid within the contracting process of the reference.

1.11.
By report No. CT-001-DGRCIC-0008-2009 of December 7, 2009, the Technical Commission made up by presided by Eco. Edwin Loayza, Sub director General of the Registro Civil, and made up by Ing. Patricia Cruz, Director of Technological Management and Ing. Marjorie Valdiviezo, professional designated by the maximum authority, to rate the bid submitted by On Track Innovations Ltd. (OTI), recommended awarding the contract which is the object of the aforementioned process of the company which was invited, by virtue of its compliance with the requisites requested by the Dirección General de Registro Civil, Identificación y Cedulación, through its bidding specifications.

1.12.
The Director General of the Registro Civil, Identificación y Cedulación, by Resolution No. DGRCIC-2009-00103 of December 8th 2009, based on the report mentioned in the preceding paragraph, awarded the contract for the SUPPLY, INTEGRATION AND MAINTENANCE SERVICES, OF THE NATIONWIDE IT SOLUTION OF THE TECHNOLOGICAL MODERNIZATION PROJECT OF THE DIRECCION GENERAL DE REGISTRO CIVIL, IDENTIFICACIÒN Y CEDULACION to On Track Innovations Ltd. (OTI), for the amount of USD. 27,990,777.00 (plus VAT).

1.13.	In the handling of this process no solemnity whatsoever has been omitted that might affect its validity, reason for which the process is valid.

SECOND .- CONTRACT DOCUMENTS:

2.1	The following documents, which must be recorded, are an integral part of the Contract:

2.1.1.	The documents certifying the quality of the parties present and their ability to conclude the contract;.

2.1.2	The printout of the web page www.comprapublicas.gov.ec showing that On Track Innovations Ltd. (OTI) is recorded in the National Register of Suppliers (RUP);

2.1.3.	The Resolution that declares the institutional emergency;

2.1.4.	The Resolution that declares the beginning of the Direct Contracting Process;

2.1.5.	The Certification of budget availability; and,

2.1.6.	The Award Resolution.

2.2.	The following documents, which must not be recorded, are part of the contract:

2.2.1.
The pre-contractual documents of the project that is contracted; including the bidding specifications of the process, particularly section V called “General and technical specifications”, in which the following subsections are included:

-	“5.1 General Project Information (in which the technology and the architecture of the system are stated)
-	5.2 Roles and responsibilities provided for the implementation of the project (scope of the responsibilities assumed by each one of the parties)
-	5.3 Project management methodology
-	5.4 Maintenance obligations
-	5.5 Confidentiality obligations
-	5.6 Form formats”

2.2.2.
The technical and financial offer submitted by the Contractor, included in it: the detailed description of the characteristics and technical specifications of the good and services offered; form No. 6 which states the List of Goods, services and prices, as well as the Project Implementation  Plan (Schedule);

2.2.3.	The following Guarantees:

2.2.3.1.	Of Full Compliance with the Contract

2.2.3.2.	For the advance payment

2.2.3.3.	Technical Guarantees

2.2.4.	The following appendices:

APPENDIX A: Payment Terms
APPENDIX B: Import Procedure
APPENDIX C: Scope of Responsibility
APPENDIX D: Project Execution Terms

THIRD.- INTERPRETATION AND DEFINITION OF TERMS:

The terms of the Contract should be interpreted in a literal sense, in the context thereof, and whose purpose clearly discloses the intention of the contracting parties. In any case its interpretation follows the following rules: 1) When the terms are defined in the laws of Ecuador, it will meet the definition. 2) If they are not defined in the laws of Ecuador it will be in accordance to what is provided in the contract, in accordance with the definitions outlined below; and, in its literal and obvious sense, in accordance with the contractual purpose and intention of the contracting parties. 3) In case of its lack or inadequacy the rules contained in Title XIII of Book IV of the Codification of the Civil Code, published in the Supplement to Official Gazette No. 46, dated June 24, 2005, Regarding the Interpretation of Contracts, will be applied.

In this Contract, the following terms have the meanings detailed below:

•	“System”.-
The IT solution required for the nationwide expansion of the Pilot Plan implemented in the city of Guayaquil, including the hardware, software, and other required services, as it is described in the technical specifications including the provision of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** electronic identification cards; system which must contain among other features the capacity to verify the real identity of the identification card holders by biometric information.

•	“Electronic Identification Card”.-	Electronic person identification document, which includes, among other features, the capability to ensure the true identity of the cardholders by biometric information.

•	“Material breach”.-	a breach of commitment, obligation, warranty or representation of any provision of the following clauses or appendices in this Contract: Terms of Payment, Guarantees, and Confidentiality.

•	“Main System”.-	The components that enable people to register and obtain the new electronic identification card and inscriptions of various kinds, based on OTI´s Magna system.

•	“Final Delivery”.-	The final delivery of all the goods and services as detailed in the List of Goods and Services provided for in the proposal submitted by OTI.

If there are inconsistencies between the Contract and the documents thereof, the Contract provisions will prevail. If there are contradictions between the contractual provisions, the contracting Entity will determine the prevalence of a text, in accordance with the contractual purpose. If the CONTRACTOR´S bid contained in its offer differs from the content of the bidding specifications or if it specifies its scope, the content of said offer will apply for the contractual implementation.

FOURTH.- OBJECT OF THE CONTRACT:

THE CONTRACTOR is committed and obligated toward THE CONTRACTING PARTY to the SUPPLY, INTEGRATION AND MAINTENANCE SERVICES, OF THE NATIONWIDE IT SOLUTION OF THE TECHNOLOGICAL MODERNIZATION PROJECT OF THE DIRECCION GENERAL DE REGISTRO CIVIL, IDENTIFICACIÒN Y CEDULACION, according to 1. The technical terms and specifications that are stated in the bidding specifications, particularly in section V (General and technical specifications); 2. the technical and financial offer submitted by the CONTRACTOR including: 2.1.  the detailed description of the technical features and specifications of the goods and services offered; 2.2. form No. 6 in which the List of goods and services and prices is stated; 2.3. the Project Implementation Plan (schedule), and 3) in the stipulations of this contract .the technical terms and specifications that are stated in the bid specifications, in the offer submitted by THE CONTRACTOR, and in the stipulations of this contract.

The technological project to be implemented entails developing the required IT system to replace the current identity card with a new national identification document. The project includes the implementation of the methodology to develop the required change and includes the development of an IT system or software, using the technology implemented in the Guayaquil Pilot Plan; the provision and installation of the equipment, the peripherals and the computer servers required on a national scale; and, the necessary training process; all of which must be subject to the detailed requirements, terms and conditions included in the Technical Specifications. Consequently, THE CONTRACTOR is obligated to deliver the required IT system on a national scale in operating conditions, which includes everything necessary for enrolment and personal data capture and to print and manage the electronic identification cards, as well as to provide the technical support to carry out the project, the necessary design, development, and integration so that the IT solution may be implemented nationwide, according to the agreed upon technical conditions.

The goods and services to be provided as the object of the present contract, will only use the existing system implemented in the Guayaquil Pilot Plan.

The importation of the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** electronic identification cards and/or the equipment or systems required pursuing this contract will be carried out according to the procedure stated in APPENDIX B.

For the implementation of the project, object of this contract the content of the Bidding specifications will be observed, the offer submitted by the CONTRACTOR in which the project implementation mechanisms are specified, as well as the terms pointed out in APPENDIX D.

FIFTH.- PRICE AND PAYMENT METHOD:

THE CONTRACTING PARTY will pay THE CONTRACTOR for the execution of this contract, the total amount of TWENTY SEVEN MILLION NINE HUNDRED AND NINETY THOUSAND SEVEN HUNDRED AND SEVENTY SEVEN DOLLARS OF THE UNITED STATES OF AMERICA (USD. 27,990,777,00), amount which does not include the Value Added Tax VAT.

Payments will be made with the considerations provided in article 101 of the Organic Law of the Public Contracting System and charged to Budgetary Item No.. 84.01.07.000.1, as is stated in Budgetary Certification No. 2009-188-DF dated November 25, 2009, submitted by Dr. Nancy Bonilla, Financial Director of the Dirección General de Registro Civil, Identificación y Cedulación.

The payment method is stated in APPENDIX A of this contract.

It is expressly provided herein that the CONTRACTOR assumes as its responsibility the payment of all tax obligations generated from the signing and execution of this Contract; and that are provided by Ecuadorian law as of the signing of this Contract. Any additional tax charges that eventually will be generated after the signing of this Contract, which are different from the ones presently existent under Ecuadorian law, will be assumed directly by the CONTRACTING PARTY as well as the payment of eventual taxes related to transfers or imports that the contracting entity acquires. The withholdings generated by the signing of this Contract or that come from the payment of invoices related thereto will be deducted and made by the Financial Administrative Directorate of "THE CONTRACTING PARTY”, in accordance with current tax legislation.

During the execution of the contract, the General Directorate of the Registro Civil, Identificación y Cedulación must pay the taxes in Ecuador related to the nationalization of the corresponding BOM (Bill of Materials) Components (pointed out in form No. 6 of the bid submitted by the Contractor in which the List of goods, services and prices of the Project delivered by the Contractor is stated.

The payments that the Dirección General de Registro Civil, Identificación y Cedulación makes to bank accounts overseas, by virtue of the signing of the contract, will not be subject to taxes related to the outflow of capital, given its public nature.

The correct financial implementation of payments, as to the accuracy, legality and ownership thereof, shall be the responsibility of the Financial Directorate of “THE CONTRACTING PARTY”.

“THE CONTRACTING PARTY” must pay all taxes in Ecuador related to the nationalization of Project Components delivered by “THE CONTRACTOR”; including the transportation expenses to the destination.

SIXTH.- TERM:

The term of this Contract is 30 calendar months, counting from the Commencement Date, which shall be the date on which the Advance payment is actually received from "THE CONTRACTING PARTY”; meaning that the funds are credited to the bank account designated by “THE CONTRACTOR”

SEVENTH.- GUARANTEES:

7.1
Guarantee of Due Fulfillment of the Contract.- THE CONTRACTOR, according to what is provided in the second subsection of art. 57 of the Organic Law of the National System of Public Contracting, upon signing this contract submits the due fulfillment guarantee/s to THE CONTRACTING PARTY, to guarantee compliance thereof, as well as the obligations that are contracted on behalf of third parties related to the contract.

This/ese guarantee/s, in accordance with article 74 of the Organic Law of the National System of Public Contracting, will be issued for five percent (5%) of the contract amount.

7.2
Advance Payment Guarantee.- To ensure the proper utilization of the advance payments that THE CONTRACTING PARTY makes, THE CONTRACTOR will deliver on behalf of THE CONTRACTING PARTY, prior to receiving them, the bank guarantee/s for an amount equivalent to the total of the advance payment; that is, 40 % of the contract amount. The guarantee/s will be reduced to the extent that the advance payment is amortized, until its/their total payment.

7.3
Balance Guarantee.- In order to guarantee the 60% balance of the amount of the contract, before receiving the corresponding amount, THE CONTRACTOR will deliver to THE CONTRACTING PARTY the bank guarantee/s for an amount equivalent to the total amount that is received and according to APPENDIX in which the payment method is stated. The guarantee/s will be reduced to the extent that the advance payment is amortized, until its/their total payment.

7.4
Technical Guarantees.- To ensure quality and proper functioning of the electronic identification cards, to be delivered under the fulfillment of this contract, THE CONTRACTOR, upon signing the contract, and as an integral part thereof, provides a technical guarantee that will be valid for 10 years.

In the same manner, in order to guarantee the quality and proper functioning of the electronic identification system to be delivered under the fulfillment of this contract, THE CONTRACTOR, upon signing the contract, and as an integral part thereof, delivers a technical guarantee that will remain valid under the conditions provided in the document issued to that effect by THE CONTRACTOR as part of the offer.

These guarantees are independent and will survive after the principal obligation is fulfilled. These guarantees will enter into force upon the delivery/receipt of the goods.

THE CONTRACTOR is required to maintain the due fulfillment guarantee/s of the contract pending receipt thereof, which extinguishes the agreed obligations; the Advance Payment guarantees, as well as the Balance Payment guarantees, until their payment and as to the unamortized portion of said amounts; and, the technical guarantee until the end of its term.

EIGHTH.- TERM EXTENSIONS:

The entire term or partial terms of this Contract will be extended automatically in the following cases:

a)	Due to force majeure alleged by THE CONTRACTOR and accepted as such by THE CONTRACTING PARTY;
b)	Due to suspensions in the execution of the contract ordered by THE CONTRACTING PARTY, and not due to causes attributable to the CONTRACTOR; for the duration of the suspension;
c)
Due to delays or breach of the contractual obligations by THE CONTRACTING PARTY, whether related to its payments to be made under this Contract or any other obligation of THE CONTRACTING PARTY. Such breach or delay will cause an automatic extension of such length of time as will be justified by THE CONTRACTOR. To this effect, the parties agree that a breach or delay will generate time extensions for a period equal to, or greater than, the length of time of the delay caused by THE CONTRACTING PARTY; without it being possible to demand THE CONTRACTOR’s fulfillment of its obligations as long as THE CONTRACTING PARTY’s contractual obligations remain unfulfilled.

In cases of extensions, the parties will develop a new schedule which, after being signed and accepted by them, will replace the original or precedent and will have the same contractual value as the replaced contract

NINTH.- FINES:

For each day of delay in implementing the contractual object described in clause four of this contract, for reasons directly attributable to THE CONTRACTOR, it shall be fined with one per thousand (0.001) of the unpaid contract price until then; and as long as THE CONTRACTING PARTY has fulfilled its contractual obligations, including payments. If the amount of the fines exceeds 5% of the total amount of the Contract, THE CONTRACTING PARTY may terminate it before the termination date and unilaterally. Fines may not be reviewed nor returned under any circumstance.

Notwithstanding the foregoing, no penalty for delay will apply to THE CONTRACTOR, in each of the following cases:

a)	Due to delay that does not exceed 14 days,.
b)	If such delay is caused by the action of THE CONTRACTING PARTY (even in the event of delay in response to requests or requirements on the part of THE CONTRACTOR);
c)	If the delay will not result in a change in the Final Delivery Date of the Project.

TENTH.- OTHER OBLIGATIONS OF THE CONTRACTOR:

In addition to the obligations provided in this contract and its Appendices, THE CONTRACTOR is obliged to comply with any other obligation arising naturally and legally from the subject matter hereof and may be binding by being stated in any document thereof or in a statutory rule specifically applicable to it, which is accepted by THE CONTRACTOR.

ELEVENTH.- OBLIGATIONS OF THE CONTRACTING PARTY:

The obligations of THE CONTRACTING PARTY, apart from those provided in other clauses of the contract and its appendices, are the following:

a)	To comply with the obligations under the contract, and in the documents thereof, in an agile and timely manner.
b)	To provide timely solutions to problems arising in the execution of the contract and that are not attributable to THE CONTRACTOR.
c)	To facilitate the provision of work permits for foreign nationals working for THE CONTRACTOR, as may be required during the execution of this Contract.

TWELFTH.- CONTRACT ADMINISTRATOR:

The Contract Administrator will be the Technology Director of the Direccion General de Registro Civil, Identificacion y Cedulacion or the delegate.

THIRTEENTH.- INTELLECTUAL PROPERTY, SOURCE CODES, PERMITS, LICENSES, AND CONFIDENTIALITY:

The aspects related to intellectual property and the delivery of the Source Codes will be submitted to the terms provided in APPENDIX  D of this Contract.
THE CONTRACTING PARTY shall provide THE CONTRACTOR with all permits, licenses, authorizations, consents and approvals (including, but not limited to) environmental licenses and permits for implementation) as may be required, and carry out all relevant formalities for the Execution of this Project, including and without restriction: a) To allow the timely implementation of the project; b) To acquire at any moment and without any restriction whatsoever the necessary permits for the transfer of the CONTRATCTOR´S funds exempt of al tariffs or taxes; c) in order to additionally offer support so that the foreign national staff necessary for the implementation of the Project may have the necessary permanence permits.

The parties agree to respect and abide by the Confidentiality document, which is stated in subsection 5.5 of Section V of the Bidding Specifications of the Process

FOURTEENTH.- SEVERABILITY:

If any of the terms, clauses, provisions or part of this contract is declared unenforceable for any reason, the remaining terms, clauses, provisions and parts of it remain in full force, as though this contract were entered into without the location of the unenforceable provision that appears herein. In that event, the parties shall ensure that the contract be interpreted to give effect to the greatest extent possible and permitted by law, the meaning and intent of the unenforceable provision. If necessary, the parties will implement a provision that is legally valid and current and reflects to the greatest extent possible the intent of the parties, as included in the unenforceable provision.

FIFTEENTH.- DISPUTES:

15.01.-If divergences or controversies in the interpretation or implementation of this contract were to arise, when the parties should not arrive at a direct amicable agreement, they may use the alternative methods for the solution de controversies at the National Center for Arbitration and Mediation of the Chamber of Construction of Quito (CENAMACO).

In order for the arbitration to proceed, there must previously be a favorable pronouncement by the State General Attorney, according to article 190 de la Constitution of the Republic of Ecuador.

15.02.-In case the parties opt for voluntary jurisdiction, the parties agree to submit the controversies related to this contract, its implementation, settlement and interpretation to arbitration and mediation and the following is agreed:

15.02.01.-Mediation.-All controversies or differences related to this contract, its implementation, settlement and interpretation, will be resolved with the assistance of a mediator from the National Center for Arbitration and Mediation of the Chamber of Construction of Quito CENAMACO. In the event  that the conflict were not resolved through this mechanism for the solution of controversies, the parties submit to  Arbitration according to the following rules:

15.02.02.- Arbitration.-

a)	The arbitration will be in Law.
b)	The parties submit to the National Center for Arbitration and Mediation of the Chamber of Construction of Quito CENAMACO.
c)
The provisions of the Law of Arbitration and Mediation will be applicable, as well as those in the regulations of the National Center for Arbitration and Mediation of the Chamber of Construction of Quito CENAMACO.

d)
The Arbitration Tribunal will be made up of three arbitrators. The selection and constitution procedure of the Tribunal will be provided in the Law and in the Regulation of the National Center for Arbitration and Mediation of the Chamber of Construction of Quito CENAMACO.

e)
The arbitrators will be attorneys preferably with experience in the subject matter that motivates the controversy. The designated arbitrators may or may not belong to the list of arbitrators of the Center.

f)	Matters resolved through arbitral award will have the same validity as the final judgements passed by ordinary justice.
g)	Ecuadorian legislation is applicable to this Contract and its interpretation, execution and settlement.
h)	The venue for the arbitration is the city of Quito.
i)	The language for the arbitration will be Spanish.
j)	The term to issue the arbitral award will be a maximum of 90 days, counting from the moment of swearing in the arbitrator(s).

15.03.- If there should not be an agreement regarding the provoked divergence or divergences, and the parties decide to submit them to the procedure established in the Law of the Jurisdiction for Administrative Litigation,  the Provincial Tribunal for Administrative Litigation that exercises jurisdiction in the domicile of the Dirección General de Registro Civil, Identificación y Cedulación will be competent to address the controversy

15.04.- Ecuadorian legislation is applicable to this Contract. Consequently, the CONTRACTOR waives the right to use diplomatic recourse for all claims related to this Contract. If the CONTRACTOR should not comply with this commitment, the CONTRACTING PARTY may unilaterally terminate the contract and execute the guarantees.

If differences or disputes may arise in the interpretation or performance of this contract, the parties shall seek to reach an agreement that resolves the problem. In the absence of an agreement, the parties shall submit the matter at issue to mediation in the Mediation Center of the Attorney General, in accordance with the provisions of Law Arbitration and Mediation of Ecuador. If there is no agreement in mediation, the dispute as prescribed in article 105 of the Organic Law of National Public Procurement System will be subject to the decision of the District Court of Administrative Litigation No. 1 of Quito, in observance of Ecuadorian law and the terms of this contract; for which purpose the parties waive jurisdiction and domicile. For all purposes of this contract, the parties agree in designating their domicile in Quito.

SIXTEENTH.- TERMINATION OF THE CONTRACT:

As provided in article 92 of the Organic Law of the National Public Procurement System, this contract will end by:

16.1	Full compliance with contractual obligations;
16.2	Mutual agreement of the parties;
16.3	Executed sentence declaring the nullity of the contract; or the termination of the contract at the request of THE CONTRACTOR;
16.4	Unilateral declaration of THE CONTRACTING PARTY, in the event of breach by THE CONTRACTOR;
16.5	Due to dissolution of THE CONTRACTOR´S legal person that does not originate from internal voluntary decision of the competent bodies of said legal person.

Ultimately the Contract ends with the fulfillment of contractual obligations or in advance for reasons attributable to the parties or by mutual agreement. The procedure for termination of the Contract, for the reasons outlined above, will be governed in accordance with the Organic Law of National Public Procurement System and its Application regulation.

a. Termination by mutual consent.- Pursuant to the grounds established in Article 93 of the Organic Law of the National Procurement System; the parties can terminate the contract before the agreed upon date, in the event of the situations provided in such legal provision occur.

b. Unilateral termination of the Contract.- In accordance with the provisions of Article 94 of the Organic Law of National Procurement System and following the procedure indicated in Article 95 therein, THE CONTRACTING PARTY may decide to terminate this Contract, in advance and unilaterally, in the following cases:

1. Due to breach by THE CONTRACTOR;
2. Due to bankruptcy of THE CONTRACTOR;
3. If the value of the fines exceeds the amount of the guarantee of due fulfillment of the contract;
4. Due to suspension of work at the discretion of THE CONTRACTOR, for more than sixty (60) days not due to force majeure or fortuitous events;
5. Due to contracts have been signed against the express prohibition of the Organic Law of the National System for Public Contracting;
6. In the other cases stipulated in this contract, according to their nature;
7. THE CONTRACTING PARTY may also decide to terminate the contract early and unilaterally when, faced with unexpected technical or financial circumstances or a fortuitous event or force majeure, duly verified, THE CONTRACTOR has not agreed to mutually terminate the contract. In this case, the guarantee of faithful performance of the contract will not be executed nor shall THE CONTRACTOR be recorded as non-compliant.

c. Termination for reasons attributable to the CONTRACTING PARTY.- The CONTRACTOR may demand termination of the contract for the following reasons attributable to the CONTRACTING PARTY:

1. Due to the breach of contractual obligations by more than sixty (60) days;
2. Due to the suspension of work for more than sixty (60) days, arranged by the entity without reasons of force majeure or fortuitous event;
3. Where due to unforeseen technical or financial circumstances or force majeure or fortuitous event, duly verified, THE CONTRACTING PARTY has not agreed to mutually terminate the contract.

In all cases of termination of this Contract, there will be receptions and settlements in accordance with the Organic Law of the National System of Public Contracting and its General Application Regulation.

SEVENTEENTH.- ADDRESS, JURISDICTION, AND PROCEDURE:

For all purposes of this contract, the parties agree in designating their domicile in the city of Quito, THE CONTRACTOR waives any special privileges that it may have due to domicile.

Disputes should be handled in accordance with the provisions in clause Fifteen of this contract.

For the effect of notifications or rectifications, the parties designate the following addresses:

The Contracting Party: Av. Amazonas N37-61 y Naciones Unidas esquina, Quito-Ecuador.

The Contractor: Av. 12 de Octubre N24-562 y Cordero, Edif. World Trade Center, piso 15, Oficina 1501, Quito Ecuador.

EIGHTEENTH.- ACCEPTANCE AND SUBSCRIPTION:

Freely and voluntarily, after complying with all the requirements of the laws of matter, the parties expressly state their acceptance of everything agreed in this contract and its appendices, and submit to its stipulations, for which this contract is signed in three copies of equal value and content in the city of San Francisco de Quito on the 9 day of the month of December, 2009.

DIRECCIÓN GENERAL DE
REGISTRO CIVIL, IDENTIFICACIÓN	ON TRACK INNOVATIONS LTD. OTI
Y CEDULACIÓN

/s/ Paulo Rodríguez Molina	/s/ Diego Luis Rueda Mosquera
Ing. Paulo Rodríguez Molina	Ing. Diego Luis Rueda Mosquera
DIRECTOR GENERAL	LEGAL PROXY

CONTRACTOR	CONTRACTING PARTY

Appendix A: Payment Terms

The following are the payment terms for the delivery of the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**  Electronic ID Cards, as well as the Informatics System to be implemented on a national level, that complements the contents of section 2 of the fifth clause of the Contract signed between the parties:

1.	Payments Terms for the Electronic ID Cards:

Cards Supplies Value for			**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	Base cards	Total Price without VAT:	$3,720,000

	Action	Party	% From Total Cards Value	Cards Shipment QTY	Value without VAT	Expected Date	Milestone
1.	Guarantee for the due fulfillment of the Contract for the provision of electronic ID cards G0	Contractor	5% of total value of Cards Price without VAT		$186.000	09/12/2009	Issued no later than 24 hours after the signing of the Contract
2.	Guarantee G1 for the Good Use of the Advanced Payment	Contractor	40% of total value of Cards Price without VAT		$1,488.000	09/12/2009	Issued no later than 24 hours after signing of the Contract and will be effective ONLY AFTER receipt of the Advance Payment of 40% of the cards’ value P1*
3.	Advance Payment P1 And delivery of payment confirmation of 100% of VAT	Contracting Party	40% of total value of cards Price		$1,488.000	16/12/2009	Within 7 days after issuance of the Guarantee G1 and G0 Agreement Commencement - After signing of Contract & Advance Payment *
4.	Guarantee G1: Release	Contracting Party		Batch 1: **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	$1,488.000	23/05/2010
After receiving the Goods Acceptance letter from the Contracting Party of the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**cards of Batch 1 and no later than 10 days from the time Batch 1 arrived to Ecuador Customs

5.	Guarantee G2 for remaining value	Contractor	60% of total value of Cards Price without VAT		$2,232.000	14/05/2010	Issued 6 weeks before Shipment of Batch 2 and will be effective ONLY AFTER receipt of the Advance Payment P2*
6.	Payment P2	Contracting Party	60% of total value of cards Price		$2,232.000	22/05/2010	Within 7 days after issuance of the Guarantee G2
7.	Guarantee G2: Release	Contracting Party		Batch 2: **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	$2,232.000	30/06/2010
After receiving the Goods Acceptance letter for the **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**  cards from the Contracting Party in relation to Batch 2 and no later than 10 days from the time Batch 2 arrived to Ecuador Customs

* For the purposes of this Appendix, “Payments received” means payments credited to the Contractor’s bank account.

All indicated values don’t include VAT.

The CONTRACTING Party shall deliver to the CONTRACTOR the proof of withholding of VAT in the corresponding percentages.

2.	Payments Terms for the System Deliveries:

Milestones and Payment Milestones (PMs & AMs)

PM = Payment Milestone
AM = Acknowledged Milestone

Milestone	Activity/Deliverables	Party	Expected Date	Comments	Value without VAT
PM0	Agreement signing		09/12/2009
	TOTAL SYSTEM AGREEMENT without VAT				$24,270.777
	System Agreement Due Fulfillment Guarantee	Contractor	Delivered no later than 24 hours after signing of the Agreement	5% of total value of System Price (without VAT). *	$1,213.539
PM1	System Advance Payment Remittance for 40% System Agreement Commencement - After Contract signed & Advance Payment paid	Contracting Party	No later than 7 days following the delivery of the Guarantee Not later than 16/12/2009	40% of Total System Value (without VAT)	$9’708.312

PM1.G	Advance Payment Guarantee	Contractor	Delivered no later than 24 hours from signing of the Contract and Guarantee will be effective ONLY AFTER Payment PM1 was received*	40% of total value of System (without VAT) And delivery of proof for VAT retention	$9’708.312
AM1	Delivery of detailed System Requirements Document		Not later than 28/12/2009	Reduction of 25% of the PM1.G – Reduction of Advance payment Guarantee (equal to 10% of the total value of the System)	$2,427.078
AM2	Delivery of detailed System Design Document		Not later than 29/01/2010	Reduction of 25% of the PM1.G – Reduction of Advance payment Guarantee (equal to 10% of the total value of the System)	$2,427.078
AM3	First Office ready for Enrollment - system is installed and operational		Not later than 15/01/2010	Reduction of 25% of the PM1.G – Reduction of Advance payment Guarantee (equal to 10% of the total value of the System)	$2,427.078
AM4	Shipment of the first 3 Offices system (1x Quito + 2x Guayaquil)		Not later than 20/02/2010	Reduction of 25% of the PM1.G – Reduction of Advance payment Guarantee (equal to 10% of the total value of the System) (With this reduction, the totality of the 40% advance payment delivered by the Contracting Party is amortized)	$2,427.078

PM2.G	Payment Guarantee for 60% of the value of the System		Issued 4 weeks before next Shipment. Guarantee will be effective ONLY AFTER Payment PM2 was received*	60% of total value of System WITHOUT VAT	$14’,562.466
PM2	Payment of balance (60%) of value of the System		4 weeks before next Payment Milestone Not later than 28/01/2010		$14’,562.466
AM5	First 3 Offices ready for operation	Contractor	Not later than 28/02/2010	Reduction of 16.7% of the PM2.G – Reduction of Advance payment Guarantee for balance(equal to 10% of the total value of the System)	$2,427.078
AM6	Shipment of the 12 Offices System	Contractor	Not later than 18/03/2010	Reduction of 25% of the PM2.G – Reduction of Payment Guarantee for balance (equal to 15% of the total value of the System)	$3,640.617
AM7	Shipment of the 12 Offices System	Contractor	Not later than 03/05/2010	Reduction of 25% of the PM2.G – Reduction of Payment Guarantee for balance (equal to 15% of the total value of the System)	$3’640.617
AM8	Shipment of the balance of Offices system per quantity defined in Appendix C	Contractor	Not later than 11/06/2010	Reduction of 25% of the PM2.G – Reduction of Payment Guarantee for balance (equal to 15% of the total value of the System)	$3’640.617
AM9	Final delivery	Contractor	Not later than 30/09/2010	Reduction of 6.7% of the PM2.G – Reduction of Payment Guarantee for balance (equal to 4% of the total value of the System)	$ 970.831
AM10	Delivery of CD with the Source Code	Contractor	Not later than 15/10/2010	Reduction of 1.6% of the PM2.G – Reduction of Payment Guarantee for balance (equal to 1% of the total value of the System)	$242.708

* For the purposes of this Appendix, “Payments received” means payments credited to the Contractor’s bank account.

All indicated values don’t include VAT.

The CONTRACTING Party shall deliver to the CONTRACTOR the proof of withholding of VAT in the corresponding percentages.

Comments

1.	All quoted prices in the Contract and this Appendix are in US Dollars. All Contracting Party payments to Contractor will be made in the same currency (US Dollars

2.	Contractor will provide guarantees for due fulfillment of the contract that for 5% of the total value of the contract will be valid until its finalization.

3.	Contractor will provide advance payment and balance guarantees provided in the contract which will be reduced per the above agreed Acknowledged Milestones as mentioned in this document.

4.
Partial deliveries and/or larger deliveries and/or shipments of milestones are allowed and will be seen, for the needs of payment, as fulfilled milestones. Also, the Contractor has the possibility to advance delivery time of the milestones planned.

5.
Each phase is dependent upon the completion of the prior phase and the appropriate payment. A delay in the completion of a phase due to Contracting Party’s actions or omissions, or delayed payments – shall afford an automatic extension equal to the delay which shall be added to the following phase. If the delay is  over 3 weeks, then a new time table adding at least 2 months for implementation would be re-calculated and presented. It is noted that such delay may cause a much longer implementation plan.

6.
All provided prices are CIF at Guayaquil or Quito port. The supplied Goods are exempt of any local taxes. Contracting Party will manage and pay for the local handling of the supplied goods (Customs, transportation and others related).

4.
No dispute or controversy between the parties will delay work on other segments that were fully paid, and will not delay payments on delivered segments. Nevertheless, Contractor has the right to suspend contractual performance in the case that the payments are delayed.

5.
If the Contracting Party did not issue the “Acceptance Certificate” within 15 business days after arrival to the port, it is deemed to have accepted the Goods and the Contractor has the right that the value corresponding to such delivery be amortized; and consequently, that the value will be deducted from the advance or balance guarantee which was granted, without prejudice to the Contracting Party’s right to effect quality control of the goods received and request the replacement of such goods which will not comply with the technical specifications provided in the corresponding Appendix.

6.
The deduction in the advance payments delivered, by the payment corresponding to each amortization, and consequently, the release of payments corresponding to such amortization, will occur at the earliest of (a) the presentation by Contractor of a written approval from Contracting Party to the effect that Contractor fulfilled the duties required for the payments; or (b) automatically, upon the expiration of each of the amortization dates provided in the Contract, and without need of previous or subsequent approval whatsoever.

3.	Additional Payment Provisions – Form of Payment

All payments to be made by Contracting Party to the Contractor shall be made in dollars of the United States of America, directly to the bank account of the Contractor, as follows:

CORRESPONDENT BANK:	[Bank Leumi Le Israel BM]
Account name:	[On Track Innovations Ltd. (OTI)]
Branch No:	[876]
Account Number:	[24610027]
Swift Code:	[LUMILITTLV]
Iban:	[IL860108760000024610027]

Contracting Party’s payments to foreign accounts of the Contractor will not be subject to payment of taxes for capital outflow, given the public character of the Contracting Party.

/s/ Paulo Rodriguez Molina Eng. Paulo Rodriguez Molina General Director Direccion General del Registro Civil, Identificacion y Cedulacion del Ecuador Contracting Party	/s/ Diego Rueda Mosquera Eng. Diego Rueda Mosquera Attorney-in Fact ON Track Innovations Ltd. OTI Contractor

APPENDIX B
IMPORT PROCEDURE

The procedure for nationalizing the shipments, which will be under the exclusive responsibility  of the Dirección General de Registro Civil, Identificación y Cedulación, will start with the delivery of the loading invoice duly legalized by ON TRACK INNOVATIONS LTD. (OTI), detailing the items, their quantities and unit prices for those items to be received in Ecuador in which this product information can be included. This invoice must be available to begin the procedures a minimum of 10 days before the loading date, subsequently OTI will provide the air waybill AWB once the cargo arrives in Ecuador.

The Directorate General of the Registro Civil, Identificación y Cedulación, shall carry out the procedure to obtain the authorization from the National Institute for Public Contracting (INCOP) and the tax waiver from the Ecuadorian Customs Corporation, using this invoice, so that once the shipments arrive they may be nationalized immediately.

The amounts required to pay the taxes related to the Childhood Development Fund (FODINFA), Customs fees, such as those related to the Corporation for the Promotion of Exports and Investments (CORPEI) or customs fines, dispatch services, warehousing and transportation, among others, will be provided by the Directorate General of the Registro Civil, Identificación y Cedulación in a timely manner for the nationalization process.  In case these amounts are paid by OTI, they must be reimbursed in the least time possible, with the delivery of the respective expense invoice.

In any circumstance, once the air waybill AWB is provided by OTI, a maximum period of time of 15 days will be considered, after the date of arrival of the shipment in the country including its arrival at the facilities of the Registro Civil, and reception at the warehouse by the inventory delegate of the Directorate General of the Registro Civil, Identificación y Cedulación to nationalize it. In case the time for nationalization should be greater, the items will be considered received according to the detail of the invoice that accompanies the shipment, 15 days after the shipment has arrived, according to the air waybill AWB.

DIRECCORATE GENERAL OF THE REGISTRO CIVIL
IDENTIFICACIÓN Y CEDULACIÓN	ON TRACK INNOVATIONS LTD. OTI

/s/ Paulo Rodríguez Molina	/s/ Diego Luis Rueda Mosquera
Ing. Paulo Rodríguez Molina	Ing. Diego Luis Rueda Mosquera
DIRECTOR GENERAL	SPECIAL PROXY
CONTRACTING PARTY	CONTRACTOR

APPENDIX C
EXTENT OF RESPONSIBILITY

This Appendix supplements the contract signed between the Direccion General de Registro Civil, Identificacion y Cedulacion of Ecuador (the “CONTRACTING PARTY”) and On Track Innovations Ltd.OTI (the “CONTRACTOR”).

1.	In no event shall either party, its employees, agents or subcontractors be liable to the other party for indirect, incidental, special or consequential damages from the contract signed by the parties.
2.
The parties agree that the warranties expressly given in the agreement are in lieu of and exclude all other terms, representations, conditions or warranties, express or implied by statute, law or otherwise as to the quality, merchantability or fitness of the system for any particular purpose.

3.
Other than the specific warranties provided in the contract, any statement, condition or warranty, express or implied, statutory or otherwise, including but not limited to as to the quality, merchantability, or suitability or fitness for any particular purpose of the system is hereby disclaimed.

4.
The total liability of the CONTRACTOR for claims by the CONTRACTING PARTY will be limited to the price paid for the system, actually received by the CONTRACTOR in connection with the sale of the system to the CONTRACTING PARTY.

5.
The CONTRACTING PARTY shall indemnify and hold the CONTRACTOR harmless against all claims, damages and liabilities asserted by any person or entity resulting directly or indirectly from any breach of the Contract or negligence by the the CONTRACTING PARTY, or by any of its employees or agents, or of any warranty or representation of the the CONTRACTING PARTY in relation to the Contract.

6.
The CONTRACTING PARTY shall purchase and maintain, at its own expense, insurance cover for all conventional risks on the system’s equipment, hardware and software, the deliverables, tangibles, intangibles, and other property, and keep each part thereof insured for its full replacement value which also includes cost of dismantling, erection, customs and import duties, sales and other taxes, if any. Said insurance will include a waiver of subrogation towards the CONTRACTOR and any one on its behalf. The CONTRACTOR and the CONTRACTING PARTY  shall maintain adequate insurance cover to cover their legal liability towards third parties for  death or injury to persons arising of the implementation of the contract  for  limits of liability of one (1) million dollars of the United States of America, per occurrence and in the aggregate.

/s/ Paulo Rodríguez Molina	/s/ Diego Luis Rueda Mosquera
Ing. Paulo Rodríguez Molina	Ing. Diego Luis Rueda Mosquera

DIRECTOR GENERAL	ATTORNEY-IN-FACT
DE REGISTRO CIVIL, IDENTIFICACION	ON TRACK INNOVATIONS LTD.
Y CEDULACION DEL ECUADOR	OTI
CONTRACTING PARTY	CONTRACTOR

APPENDIX D
POJECT EXECUTION TERMS

This Appendix supplements the contract signed between the Dirección General de Registro Civil, Identificación y Cedulación del Ecuador (the “CONTRACTING PARTY”) and On Track Innovations Ltd. OTI (the “CONTRACTOR”).

1.
The general and technical specifications for the implementation of the project are defined in the Bidding Specifications; however the parties agree that if in the bid submitted by the CONTRACTOR the scope for the compliance with said specifications is defined, it will be applied to the implementation of the project related to the CONTRACTOR´s bid.

2.
The parties accept that the project execution terms require the installation of 36 offices nationwide, for which the CONTRACTOR proposed  a list of goods and services required to implement said project in its bid (form No. 6); however, the parties accept that it is possible that during the implementation of the project the quantity of goods or services required to install an office in particular may be modified, situation that the CONTRACTOR accepts to comply with without an additional cost for the CONTRACTING PARTY, as long as said partial modifications do not increase the totality of the goods and services offered.  For example, it may be specified that more equipment should be required in one of the offices to be installed, which will be possible with the decrease of the equipment that was originally provided for to be used in another office. This situation will be possible, as long as proof of said changes is stated in a document that is signed by the parties, through the following mechanism: 1) Change request performed by the CONTRACTING PARTY or by the CONTRACTOR; 2) Express and written acceptance by the counterpart; 2) Verification that said modification does not increase the totality of the goods and services offered and their prices; 4) Signing of the document that is proof of the change, signed by the CONTRACTOR and the Contract administrator.

3.
Likewise the parties accept that the electronic identification cards that the CONTRACTOR must provide may be delivered for a different office than originally provided for; as long as said modification does not imply an increase in the total number of electronic cards to be provided by the CONTRACTOR. To that effect a written request performed by the CONTRACTING PARTY to the CONTRACTOR will suffice, indicating the office to which the required electronic cards will be assigned in which there is proof that said change does not imply an increase in the total number of electronic cards acquired.

4.
The CONTRACTING PARTY declares and agrees that all the intellectual property rights that correspond to the design of the equipment and its components will continue being the property of OTI or its subcontractors, as applicable, except in those cases pointed out in the Contract or its appendices.

6.
The parties also agree and acknowledge that the patents, brands, intellectual property and other intellectual property rights belonging to the CONTRACTOR will be used exclusively by the CONTRACTING PARTY with the consent of the CONTRACTOR and during the validity of the Contract. Upon expiry or termination of the contract, the CONTRACTING PARTY will immediately discontinue the use of patents, brands, intellectual property and other rights without receiving compensation for said discontinuation and destruction or devolution to the CONTRACTOR of all the copies of software and documentation. This restriction does not include the internal use of the systems protected by the source codes to be delivered by the CONTRACTOR to the CONTRACTING PARTY.

7.
The CONTRACTOR will deliver to the CONTRACTING PARTY a CD with the source codes of the IT solution implemented at a national scale for its own use, according to the last milestone (AM 10) which is stated in APPENDIX A of the Payment Terms.

8.
The CONTRACTOR is expressly, unconditionally and irrevocably committed to deliver to the CONTRACTING PARTY, free of cost, and at the sole request of the CONTRACTING PARTY, the graphic archives, designs and in general all the physical or electronic information or documentation or of any other nature that is in its possession and that is required  for the design of the electronic identification cards and its consumables, with the purpose of facilitating the CONTRACTING PARTY in the initiation of competitive selection process for the supply of electronic identification cards additional to those acquired from OTI, required to complete the identification card issuance process at a national scale, a contracting process in which the participation of several bidders is expected. To that effect the parties agree that the design information that the CONTRACTOR is committed to deliver to the CONTRACTING PARTY must preserve and maintain levels of security and confidentiality, an obligation from which the CONTRACTOR will be exempt upon delivery of said information to the CONTRACTING PARTY. The parties also declare and agree that given that the designing of the electronic identification card is part of an integral production process that implies dealing with trade secrets, the CONTRACTING PARTY will not be able to decide a direct contracting process with any of OTI´s subcontractors for the acquisition of the additionally required electronic identification cards, since it is provided that a competitive selection process will be performed. The CONTRACTING PARTY also unconditionally and irrevocably accepts that if the new electronic identification cards are supplied by suppliers other than OTI, said identification cards must be previously qualified to be processed in the personalization systems used by the CONTRACTING PARTY.

/s/ Paulo Rodríguez Molina	/s/ Diego Luis Rueda Mosquera
Ing. Paulo Rodríguez Molina	Ing. Diego Luis Rueda Mosquera
DIRECTOR GENERAL	ATTORNEY BY PROXY
DE REGISTRO CIVIL, IDENTIFICACION	ON TRACK INNOVATIONS LTD.
Y CEDULACION DEL ECUADOR
THE CONTRACTING PARTY	THE CONTRACTOR

Document No. 239-2009
(Article 2.1.1 of the Main Contract)

DOCUMENT SUMMARY

In accordance to Article 2.1.1 of the Contract, it is annexed to the Contract a copy of the Appointment Certificate by Resolution 239-2009 of the General Director of the General Directorate for Civil Registry, Identification and ID Card Issuing of the Republic of Ecuador (“Direccion General del Registro Civil, Identification y Cedulacion”).

Resolution No. 239-2009, dated August 5th, 2009, given by the National Secretary of Planning and Development of the Republic of Ecuador, Mr. Rene Ramirez Gallegos, records in its preamble that under Executive Decree No. 2283, published in the Public Official Registry on December 7th, 2004, the National Council for Modernization of the State (Consejo Nacional de Modernizacion del Estado – “CONAM”) was assign by the State to perform a reform and modernization of the General Directorate of Civil Registry, Identification and ID Card Issuing of Ecuador and that the CONAM, shall appoint the General Director of the General Directorate of Civil Registry, Identification and ID Card Issuing.

By Article 1 of the aforesaid Resolution 239-2009, Engineer HECTOR PAULO RODRIGUEZ MOLINA, is appointed as General Director of the General Directorate for Civil Registry, Identification and ID Card Issuing of Ecuador and by Article 2 of the said Resolution, the said appointment of the foregoing General Director is valid and effective from the date of the said Resolution (August 5th, 2009) and thereon.

(* Note – The foregoing Resolution demonstrate the executive  powers of the General Director, Mr. Molina, to sign the Contract  on behalf of the General Directorate of Civil Registry, Identification and ID Card Issuing of Ecuador)

Copy of the ID Cards of the Persons signing the Contract on behalf of the Parties
(Article 2.1.1 of the Main Contract)

DOCUMENTS SUMMARY

In accordance to Article 2.1.1 of the Contract, are annexed to the Contract a Copy of the National Identity Card and National Voting Card of the following Representatives of the Parties who signed the Contract on their behalf:

a)	General Director of the General Directorate for Civil Registry, Identification and ID Card Issuing - Mr. HECTOR PAULO RODRIGUEZ MOLINA;

b)	Engineer Mr. DIEGO LUIS ALFONSO RUEDA MOSQUERA - empowered by Power of Attorney of On Track Innovations Ltd (“OTI”) to sign the Contract on behalf of OTI;

Notarized Copy of General Power of Attorney provided by On Track Innovations Ltd to its General Legal Representative in Ecuador, Attorney of Law Dr. Angel Francisco Santillan Almeida and Notarized Partial Assignment of Powers of Attorney assign by On Track Innovations Ltd to Mr. Diego Luis Alfonso Rueda Mosquera

(Article 2.1.1 of the Main Contract)

DOCUMENTS SUMMARY

In accordance to Article 2.1.1 of the Contract, to the Contract are annexed certified copies of the General Power of Attorney subscribed by OTI on April 21st, 2009 assigning to Attorney of Law, Dr. Angel Francisco Santillan Almeida, general powers to act as the General Legal representative of OTI in Ecuador and certified copy of a Power of Attorney and related documents subscribed on December 9th 2009 by the foregoing Dr. Santillan Almeida, assigning at OTI’s request part of its powers to Mr. Diego Luis Alfonso Rueda Mosquera, to sign the Contract with the Civil Registry on behalf of OTI.

The foregoing Powers of Attorney and related documents were notarized by Notary Dr. Oswaldo Mejia Espinosa of Quito, Ecuador, on December 9th 2009.

Copy of Certificate of Registration of On Track Innovations Ltd as a Government Supplier at the
National Providers Registry (“Registro Unico de Proveedores (”RUP”)

(Article 2.1.2 of the Contract)

DOCUMENT SUMMARY

In accordance to Article 2.1.2 of the Contract, to the Contract is annexed a copy of the Certificate of Registration of On Track Innovations Ltd., dated July 29th, 2009,  at the National Providers Registry (”RUP”).

(Article 2.1.3 of the Contract)

RESOLUTION No. DGRCIC-2009- 0066

ENGINEER PAULO RODRÍGUEZ MOLINA

GENERAL DIRECTOR OF CIVIL REGISTRY, IDENTIFICATION AND CARD ISSUANCE

WHERE AS:

By Executive Decree No.1064 of May 9th 2008, the Economist Rafael Correa Delgado, Constitutional President of the Republic of Ecuador declared a state of emergency to the General Directorate of Civil Registry, Identification and Card Issuance in order to solve its situation of institutional crisis and properly ensure the right to identity of the inhabitants of Ecuador and prevent general commotion;

By  means of Resolution No. 001, dated October 8th 2008, published in the website  www.compraspublicas.gov.ec on October 9th 2008, Engineer Jose Fernando Navia Gallardo, then the General Director of Civil Registry, Identification and Cards Issuance, in order to solve the critical situation of the Institution, properly ensure the right to identity of the inhabitants of Ecuador and prevent general commotion, through immediate procurement of works, goods and services including consultancy, declared the state of emergency of the General Directorate of Civil Registry, Identification and Card Issuance;

Article 227 of the Constitution of the Republic, published in the Official Gazette No. 449 of October 20th 2008, established that public administration is a service to the community that is governed by the principles of effectiveness, efficiency, quality, hierarchy , deconcentration, decentralization, coordination, participation, planning, transparency and evaluation.  The General Directorate of Civil Registration, Identification and Card Issuance, as part of public administration, should also embrace these principles;

The General Directorate of Civil Registry, Identification and Card Issuance, is implementing a Comprehensive Strategic Plan, which is defined in actions considered necessary and indispensable to carry out the restructuring and modernization of the institution. The plan seeks to improve the level of care and implement state-of-the-art technology in regard to public identification, seeking to strengthen the following areas: Organizational, Technological and Administrative;

[There is a seal that reads: Notary 10, Quito Ecuador, Atty. Oswaldo Mejía Espinosa; next to it there is another seal that reads: IT IS A TRUE COPY OF THE ORIGINAL WHICH IS KEPT IN THIS FILE, OCTOBER 30, 2009; and there is another seal that reads: GENERAL DIRECTORATE OFCIVIL REGISTRY, IDENTIFICATION AND CARD ISSUANCE- QUITO-]

Within the fulfillment of the plan prepared by the General Directorate of Civil Registry, Identification and Card Issuance, referred to in the preceding paragraph, Engineer Jose Fernando Navia Gallardo, then the General Director of Civil Registry, Identification and Card Issuance, determined that in order to achieve its objectives it would be necessary to carry out a process for the implementation a technological solution that allows to comprehensively and fully implement a new model of user service, a process that began with the implementation of Phase 1 Pilot in the city of Guayaquil, and that should continue with full implementation in the rest of the said city, as well as in the General Directorate of Civil Registry of Identification and Card Issuance of the city of Quito and at a national level;

For purposes of conducting Phase 1 Pilot plan Guayaquil, the General Directorate of Civil Registry, Identification and Card Issuance, carried out a pre-contractual processwhich involved several bidders, and which was won by the company On Track Innovations Ltd. (OTI) because its technical and financial proposal was considered to be the most suitable for the national and institutional interests, for which reason, a contract was signed with the aforementioned company by means of which they undertake to supply and provide integration and maintenance services for the software solution for the Technological Modernization Project of the Civil Registry, that is, to implement Phase 1 - Pilot-Guayaquil of the Comprehensive Strategic Plan of the General Directorate of Civil Registration, Identification and Card Issuance;

Phase 1 - Pilot-Guayaquil in charge of the company On Track Innovations Ltd. (OTI) was implemented satisfactorily, allowing the accomplishment of the objectives of the Implementation Plan and, it provided the information necessary to continue the execution of the implementation project at a national level. However, as it was a Pilot Plan it involved the acquisition of only two hundred thousand (200,000) identity cards, without being able to meet the total demand of the inhabitants of that city, thus requiring the purchase of a larger number of identity cards so the enrollment process did not suffer any suspensions or delays;

due to the situation outlined in the previous number the insecurity in the country is growing , increasing in an alarming and unpredictable manner in recent months, and which even led Economist Rafael Correa Delgado, Constitutional President of the Republic, declared a state of emergency in the cities of Quito and Guayaquil.  The growth of crime, in many cases, is due to the fact that it is relatively easy to obtain false identity cards or dual identities by those who commit crimes, consequences that therefore are proven and objective and publicly available information, which hampers or prevents the decision-making or imposition of sanctions by the authorities. Therefore, the acquisition of the additional number of Identity Cards required is an immediate necessity, they must be equipped with a system to ensure its safety, in order to implement the rules of law that permit, if applicable, among other things, the imposition of appropriate sanctions on those responsible for acts contrary to the law, having actual knowledge of their identity, and thus overcoming the situation of serious internal unrest in the country, due to the facts stated.

The Identity Cards to be acquired must respond and adapt to the technology currently available to the Civil Registry, and therefore should include a system that through the identification of fingerprints can identify, without error or risk of any type, the holder of the corresponding identity card. The emergency situation described, is compliant, therefore, with the requirements of Article 6 number 31 of the Organic Law of the National Procurement System;

In addition to what was expressed in the preceding number it is required to hire the physical infrastructure necessary to function in the new user care centers of the Institution, aimed at providing a modern and safe service;

Considering Article 21 of Executive Decree No. 8 of August 13th, 2009, in which the Ministry of Telecommunications and Society of Information is created, the General Directorate of Civil Registry, Identification and Card Issuance is in charge of the Ministry of Telecommunications and Society of Information, which shall oversee the immediate reform and modernization of such Entity;

Are, therefore, met the requirements set forth in Article 57 of the Organic Law of National Public Procurement System to solve the Declaration of Emergency;

In exercise of the powers provided for in Article 57 of the Organic Law on National Public Procurement System,

RESOLVES

Art.1.- To declare a state of emergency to the General Directorate of Civil Registry, Identification and Card Issuance in order to solve the situation of institutional crisis and properly ensure the right to identity of the inhabitants of Ecuador and prevent general commotion caused by the rise of insecurity in the country, which aspects to be considered are, inter alia, the abuse and fraudulent use of identity documents.

Art.2 .- As a result of the emergency declaration resolved, the works, goods or services that may be required to overcome the emergency situation will be contracted,  including consultancy.

Art.3 .- Once the emergency situation is overcome, a report detailing the contracts made and the budget spent shall be published in the website www.compraspublicas.gov.ec, indicating the results.

This Resolution of declaration of emergency shall be published in the website www.compraspublicas.gov.ec

Issued and signed in Quito on OCT. 29th   2009

[Signature]
Engineer Paulo Rodríguez Molina
GENERAL DIRECTOR OF CIVIL REGISTRY,
IDENTIFICATION AND CARD ISSUANCE

(Article 2.1.4 of the Contract)

RESOLUTION No. DGRCIC-2009-000093

THE GENERAL DIRECTOR OF CIVIL REGISTRY, IDENTIFICATION AND CARD ISSUANCE

WHERE AS:

By means of Resolution No. DGRCIC-2009-0066 of October 29th, 2009 and because the requirements provided by number 31, article  6 of the Organic Law of the National Procurement System were met, the institutional emergency of the General Directorate of Civil Registration, Identification and Card Issuance was declared, Resolution which was sent to the National Public Procurement Institute with official notice  No.2009-623-30-DIRG dated October 30th 2009 received on November 4th, 2009, for its publication in the portal www.compraspublicas.gov.ec, thus fulfilling the provisions of Article 57 of the Law ibid.

Art. 2 of the aforementioned emergency declaration, allows the contracting of the works, goods or services that may be required to overcome the emergency situation, including consultancy.

As stated in the fifth legal reason of Resolution No. DGRCIC-2009-0066 dated October 29th 2009, the institutional emergency declared, is directly related to the national commotion in the country by the uncontrolled growth in crime, therefore  the complete implementation of the uniform technology solution that allows a comprehensive implementation of the new safe and secure model of enrollment in the system and database becomes necessary.  This necessity was highlighted by the Director of Technology Management of the Institution in the memoranda No. 309-GT-PC-FC-2009 dated October 26th 2009 and No. 393- GT-PC-FC-2009 dated November 13th 2009.

By means of Memorandum No.2009-999-DAJ dated November 20th 2009 the Director of Legal Affairs informed General Directorate of the Institution that in the last quarter of 2009 more than fifty criminal offenses driven by identity theft, bigamy, forgery, fraudulent use of forged documents, embezzlement, and bribery crimes against the institution were initiated, which has been an important factor in the Country’s deep state of internal disorder as a result of the facts mentioned, therefore the aforementioned Director asked for urgent safety measures to curb common crime being perpetrated against the institution, which present levels increase insecurity indicated by the Constitutional President of the Republic, who under the provisions of Article 164 of the Constitution of the Republic, declared a state of emergency in the cities of Quito, Guayaquil and Manta.  Such rise in delinquency was caused, among other reasons, by the fact that for those who commit crimes it is relatively easy to obtain false identity cards or dual identities.

By means of Memorandum No.  158°-GP-CC-2009, dated November 23rd 2009, the Planning Management Area submitted to the General Directorate of the Institution a report in which the institutional weaknesses in the management of the following Areas is evident:  Technology, Human Resources, Civil Infrastructure, Strengthening of Institutional Relations,therefore it is recommended that these areas be urgently strengthened to meet the main purpose of the General Directorate of Civil Registration, Identification and Card Issuance which is safekeeping identity, for this reason it is stated that the Modernization Project is framed in the Objectives of the Good Living National Plan 2009-2013 and in the Institutional Objectives and it should be granted the A category in implementation priority; besides the project is included in the Institutional Multi-Year Plan 2009-2013 and in the Annual Operating Plan 2010, submitted to SENPLADES for the corresponding monitoring and assessment.

In order to comply with the implementation of the modernization project planning stated in the preceding paragraph, by means of Memorandum No. 309-GT-PC-FC-2009 dated October 26th 2009 and No. 393-GT-PC-FC-2009 dated November 13th 2009, the Director of Technology Management requested **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** electronic ID cards required for six months of supply, demand that due to Budget availability was partially met with the acquisition of  **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** units, as stated in the contract signed on November 11th 2009, pending the acquisition of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** additional units.

By means of Memorandum No. 393- GT-PC-FC-2009 dated November 13th 2009, the Engineer  Patricia Cruz, Director of Technology Management of the Institution, informed that for a timely performance of the enrollment process in the new and inviolable database  of the Civil Registry, it is necessary to contract an urgent nationwide expansion of the technology solution that was implemented Pilot Plan Guayaquil.

From the technical study performed by Engineer  Hermann Palacios Wanke, within the recommendations made in his report dated November 12th 2009, inter alia, he states that in order to achieve a reliable and refined database by the end of 2011, making all voting citizens enroll in the system and initiating a complex process of reviewing and refining of fraud in the database, requires that the technology platform be contracted in a comprehensive, integrated and direct manner so the office with the new model can be expanded starting next January, he establishes that contracting this process through public process or by parts would result in the obtaining of an integrated system, such as that obtained in the pilot Guayaquil, by the end of 2010.

That external technical studies carried out by ASETA experts who were hired to issue a technical report on the technological solution implemented in the Pilot Plan Guayaquil, after the corresponding analysis and verification, concluded that the technology employed in the Pilot Plan is the best existing alternative at an international level for the institutional goals and objectives, therefore, it is considered beneficial if it were implemented at a national level.

On the basis of the requirement contained in memorandum No. GT-393-PC-FC-2009 dated November 13th 2009 and Budget availability, the implementation schedule to carry out the expansion and technological modernization of the Civil Registry is as follows:

No.	OBJECT	CONTRACTING PROCEDURE	ESTIMATED DATE
1	ACQUISITION OF **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**ELECTRONIC IDENTIFICATION CARDS	DIRECT CONTRACTING	November 11th 2009 (contracting performed)
2
SUPPLY AND INTEGRATION AND MAINTENANCE SERVICES FOR THE COMPUTER SOLUTION AT A NATIONAL LEVEL OF THE TECHNOLOGY MODERNIZATION PROJECT OF THE GENERAL DIRECTORATE OF CIVIL REGISTRATION, IDENTIFICATION AND CARD ISSUANCE **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** electronic cards pending)
		DIRECT CONTRACTING	December 9th 2009
3	ACQUISITION OF 13,000,000 ELECTRONIC IDENTIFICATION CARDS	COMPETITIVE PROCESS	Starting the second quarter of 2010

The implementation schedule outlined in the above table is linked to institutional planning as it involves the execution of specific and differentiated stages where each are properly articulated, so that compliance with this schedule ensures the operational effectiveness of the project and, moreover, it is consistent with the institutional budgetary aspects and are articulated to the objectives of the Good Living National Plan 2009-2013 technical tool for Government Planning which  was developed by the SENPLADES.

In order to overcome the emergency mentioned in the preceding paragraphs, as  the technology solution to be implemented was successfully tested and as there is an infrastructure installed which involved the expenditure of funds from the National Treasury, it is suitable for the institution and the country to preserve the investment and urgently develop the tested platform.    Consequently, it is necessary that the SUPPLY AND INTEGRATION AND MAINTENANCE SERVICES FOR THE COMPUTER SOLUTION AT A NATIONAL LEVEL OF THE TECHNOLOGY MODERNIZATION PROJECT OF THE GENERAL DIRECTORATE OF CIVIL REGISTRATION, IDENTIFICATION AND CARD ISSUANCE, is provided by the same company that implemented the Pilot Plan in Guayaquil, so ensuring the technical and operational functionality of the Project.

It is the duty of the State of Ecuador to guarantee the exercise of the right to identity of persons, which is contained in the number 28 of article 66 of the Constitution of the Republic, in accordance with number 3 of Article 261 of the rule idem.

Attached to memorandum No. 393- GT-PC-FC-2009 dated November 13th 2009, the Engineer  Patricia Cruz, Director of Technology Management sent the General Directorate the draft of contracting specifications for the SUPPLY AND INTEGRATION AND MAINTENANCE SERVICES FOR THE COMPUTER SOLUTION AT A NATIONAL LEVEL OF THE TECHNOLOGY MODERNIZATION PROJECT OF THE GENERAL DIRECTORATE OF CIVIL REGISTRATION, IDENTIFICATION AND CARD ISSUANCE, which were prepared jointly with Atty. Carla San Martin, Director Legal Advisory and Atty.  Oswaldo Lopez, Director of Organizational Development Management.

Article 57 of the Organic Law of the National Procurement System provides that in cases of emergency the contracting entity may contract directly and under the responsibility of the highest authority, the works, goods or services, including consultancy, which are required to overcome the institutional emergency.

Besides the regulation indicated in the preceding paragraph, Article 95 of the General Regulations of the Organic Law of the National Public Procurement System makes provisions about the ability to directly contract the development and expansion of existing technologies.

It is necessary to meet the demands of institutional cooperation of state agencies related to crime fighting, which find a great weakness in the current identity card system because of the duplication of identity cards or identity theft.

For computer security measures implemented by the General Directorate of Civil Registry, Identification, and Card Issuance to contribute effectively in the adoption of solutions to counteract the excessive growth in crime, the following is needed:  1) the solution to be implemented has to be unique and integrated at a national level with the same technological base, 2) the project to be immediately and uniformly implemented across the country, and 3) building upon experience gained in the implementation of the Pilot Plan in Guayaquil, for which it is necessary to implement the modernization project which has seven basic technical components such as: Component I: user support model, Component II: main office infrastructure, Component III:  general technology, Component IV:  general consulting, BID consultancy support for the process , Component V:  help desk software and mobile brigades, Component VI:  various general. Human Resources Integrated System, Component VII:  general secretariat and archives, the operation effectiveness of these components will ensure the functionality and continuity of the system in all its phases.

The computer solution that is implemented as mentioned in the preceding paragraph means taking care at once and immediately of one of the main problems that have prevented the institutional development of the General Directorate of Civil Registry, Identification and Card Issuance which solution will positively affect the successful implementation of state policies set forth by the National Government.

The second section of Article 25 of the General Regulations to the Organic Law of the National Public Procurement System establishes that emergency contracts are not required to be included in the Annual Contracting Plan (PAC).

By means of memorandum No. 2009-188-DF dated November 25th 2009, the availability of financial resources to meet the financial obligations arising from the contract required under the budget No. 84.01.07.000.1. was certified.

In exercise of the powers under the Organic Law of the National Public Procurement System, the General Application Regulations and Article 17 of the Statute on the Legal-Administrative Regime of the Executive Power,

RESOLVES:

Art. 1.- The start of the Direct Contracting process for the “SUPPLY AND INTEGRATION AND MAINTENANCE SERVICES FOR THE COMPUTER SOLUTION AT A NATIONAL LEVEL OF THE TECHNOLOGY MODERNIZATION PROJECT OF THE GENERAL DIRECTORATE OF CIVIL REGISTRATION, IDENTIFICATION AND CARD ISSUANCE”.

Art.2 .- The approval of the specifications that have been developed by the Directorates of Technology Management, Legal Advisory and Organizational Development, and consequently, observance of the following schedule of the process:

Item	Day	Time
Date of invitation	Nov. 27th 2009
Deadline for questions and clarifications	Nov. 30th 2009	4.00 pm
Deadline for the submission of answers	December 1st 2009	10.00 am
Deadline for the submission of Bid	Dec. 2nd 2009	09.00 am
Date of opening of Bids	Dec. 2nd 2009	10.00 am
Deadline for the validation of errors (Art. 23 RGLOSNCP)	December 4th 2009	4.00 pm
Deadline for the evaluation of Bid	Dec. 7th 2009	6.00 pm
Date of Contract Awarding (Estimate)	Dec. 8th 2009

Art.3.- Inviting the company  On Track Innovations Ltd. (OTI) so that within the period provided in the schedule, they submit their technical and financial bids for the contract described in Article 1 of this resolution.

Art.4 .- Integrate a Technical Committee which shall perform the following functions:

1.	Answer questions and issue clarifications requested by the bidder, or even answer them automatically, without modifying the object of the contract or the reference budget.

2.	Evaluating the bid of the invited company.

3.	Submitting a reasoned report to the General Directorate with the expressed recommendation on the award of the contract or declaring the process void and null.

The Technical Committee shall be integrated as provided in Article 18 of the General Regulations of the Organic Law of the National Public Procurement System:

1.	The General Sub-director appointed by the supreme authority of the General Directorate of Civil Registry, Identification and Card Issuance, who will chair the Committee.

2.	The Director of Technology Management of the General Directorate of Civil Registry, Identification and Card Issuance, or her delegate, and,

3.	Engineer Marjorie Valdiviezo, as professional related to the object of the contract.

The Finance Director and the Director of  Legal Advisory, or their respective delegates, shall act with voice but no vote.  The Director of Organizational Development Management, or his delegate, shall act as Secretary of the Technical Committee.

For purposes of the performance of the Technical Committee what is provided in subsections sixth, seventh and eighth of Article 18 of the General Regulation of the Organic Law of the National Public Procurement System will be observed; regarding  meetings quorum, conflict of interests and contents of the reports.

If deemed necessary, the Technical Committee will integrate support subcommittees for the analysis of the bid presented, watching for that purpose what is provided in Article 19 of the General Regulations of the Organic Law of the National Public Procurement System.

Art.5 .- Observing the procedure referred to in Number 2 of Section III of the approved Bidding specifications, that is the following procedure will be followed:

1.	Invitation to the bidder.

2.	Questions and clarifications may be made by the bidder until 4.00 pm on Monday, November 30th, 2009, which should be answered by the contracting entity until 10 am on Tuesday, December 1st, 2009.

3.
Submission of the physical bid containing the technical-economic proposal in accordance with the requirements of paragraph 6.1 of Chapter 6 of Section III of the Bidding specifications up to 9.00 am on Wednesday, December 2nd, 2009 at the offices of the General Directorate of Civil registry, Identification and Card Issuance, located at Av. Amazonas and Naciones Unidas, corner of La Previsora Building, Mezzanine in the city of Quito.

4.	Opening of technical economic bid to be held one hour after the deadline for submission of the bid.

5.	Evaluation of the technical-economic bid by the Technical Committee.

6.	Resolution of Award or declaring the process null and void.

7.	Notification of award.

8.	Signing of the contract.

9.	Submission of guarantees demanded.

10.
Entering the website www.compraspublicas.com.ec. Once the emergency situation is overcome a report should be entered detailing the contracts entered and the budget used, indicating the results and relevant information provided for in Article 13 of the General Regulations of the Organic Law of the National Public Procurement System, determining to that effect that the information, contained in Section V and in letters (f) through (p), inclusive, of Section 6.1. (Minimum Requirements) of Chapter 6 of Section III of the Bidding specifications that is considered confidential information. Also for the same purposes, the information contained in the Annexes of the contract to be signed is considered confidential information.

This Resolution shall be valid from its signing.

Issued and signed in the city of Quito Metropolitan District.  NOVEMBER 27 2009

[Signature]
Engineer Paulo Rodríguez Molina
GENERAL DIRECTOR OF CIVIL REGISTRY,
IDENTIFICATION AND CARD ISSUANCE

[There is a seal that reads: Notary 10, Quito Ecuador, Atty. Oswaldo Mejía Espinosa; next to it there is another seal that reads: IT IS A TRUE COPY OF THE ORIGINAL WHICH IS KEPT IN THIS FILE, OCTOBER 30, 2009; and there is another seal that reads: GENERAL DIRECTORATE OF CIVIL REGISTRY, IDENTIFICATION AND CARD ISSUANCE- I certify it is a true copy-DEC 10TH 2009]

REPUBLIC OF ECUADOR GENERAL DIRECTORATE OF CIVIL REGISTRY, IDENTIFICATION AND CARD ISSUANCE	Civil Registry Identification and Card Issuance of Ecuador

MEMORANDUM No. 2009-188-DF
Quito, November 25th 2009

(Article 2.1.5 of the Contract)

TO: Atty. Oswaldo López V. DIRECTOR OF ORGANIZATIONAL DEVELOPMENT MANAGEMENT
FROM:	Ms. Nancy Bonilla Yanez FINANCE DIRECTOR
SUBJECT:	BUDGET AVAILABILITY EXPANSION OF THE CIVIL REGISTRY TECHNOLOGY STRUCTURE

Regarding Memorandum No. 2009-1154-DGDO dated 11/25/2009, I inform you that after reviewing the current balances of the Expenditure budget of the General Directorate of Civil Registry, in the specific item, there is not enough balance available to take care of the request made in the referred memorandum.

However, we inform you that according to the Annual Investment Plan approved by the National Secretariat of Planning and Development (SENPLADES) for 2009, the amount of USD 54,958,077.71 appears for the Modernization and Sustainability of the National System of Civil Registry, Identification and Card Issuance. From the amount approved to this date, USD 30,000,000.00 have been allocated, by the Ministry of Finance and USD 24,958,077.71 are to be allocated. The latter includes the heading for the expansion of institutional technological structure USD 12,607,164 and for 2010 USD 15,392,836.00.

On the other hand, by means of Official notice No. 2009-676-DGRC dated November 19th of this year, aimed at the Economist Isela Sanchez de Viñán, Assistant General Secretary of the Ministry of Finance, the Civil Registry requested the allocation of USD 24,607,164.00, in order to continue the modernization process in a number of concepts within which the institutional technological expansion is included with the sum of USD 12,607,164.00 for the year 2009.

In this respect there is a commitment from the Assistant General Secretary of the Ministry of Finance, to address this request under the terms proposed.

In the present case, the expansion of the technological structure for 2009 would be funded under Item No. 84.01.07.000.1 of EQUIPMENT, SYSTEMS AND SOFTWARE PACKAGES, with USD 12.607,164.00 soon to be received.

Sincerely,

[Signature]
Ms. Nancy Bonilla Yanez
TECHNICAL DIRECTOR OF THE
FINANCIAL MANAGEMENT DEPARTMENT

(Article 2.1.6 of the Contract)

RESOLUTION N° DGRCIC-2009-00  000103
ENGINEER PAULO RODRÍGUEZ MOLINA
   GENERAL DIRECTOR OF CIVIL REGISTRY,
IDENTIFICATION AND CARD ISSUANCE

WHERE AS:

By means of Resolution No.  0066 dated October 29th 2009, under the provisions of Article 57 of the Organic Law of the National Public Procurement System, the state of emergency of the institution was declared, and, as the requirements outlined in the above cited legal regulation have been fulfilled, the procurement of works, goods and services required to overcome the declared emergency was decided.   Such emergency resolution was sent to INCOP for publication in the website www.compraspublicas.gov.ec.

By means of Memorandum No.  2009-188-DF dated November 25th 2009, Ms. Nancy Bonilla, Finance Director of the institution certified the existence of available resources for the contracting of the SUPPLY AND INTEGRATION AND MAINTENANCE SERVICES FOR THE COMPUTER SOLUTION AT A NATIONAL LEVEL OF THE TECHNOLOGY MODERNIZATION PROJECT OF THE GENERAL DIRECTORATE OF CIVIL REGISTRATION, IDENTIFICATION AND CARD ISSUANCE, charged to the budget item No.  84.01.07.000.1 of EQUIPMENT, SYSTEMS AND SOFTWARE PACKAGES.

By means of Resolution No.   000093 dated November 27th, 2009, under Emergency Resolution No.  0066 dated October 29th 2009, was established the beginning of the process of direct contracting for emergency No. DGRCIC-0008-2009 for the “SUPPLY AND INTEGRATION AND MAINTENANCE SERVICES FOR THE COMPUTER SOLUTION AT A NATIONAL LEVEL OF THE TECHNOLOGY MODERNIZATION PROJECT OF THE GENERAL DIRECTORATE OF CIVIL REGISTRATION, IDENTIFICATION AND CARD ISSUANCE”, for which purpose  it was decided to send the direct invitation to the company ON TRACK INNOVATIONS LTD .    OTI, as that company was the contractor for the Pilot Plan Guayaquil.

In Art. 4 of the resolution referred to in the foregoing paragraph, the establishment of a technical committee was decided, to evaluate the bid submitted by OTI, chaired by Mr.   Edwin Loayza, General Sub-director of the General Directorate of Civil Registry, Identification and Card Issuance and integrated by Engineer  Patricia Cruz, Director of Technology Management and Engineer  Marjorie Valdiviezo, as professional related to the object of the contract. Also this Technical Committee is integrated by Atty.  Carla San Martín, Director of Legal Advisory and Ms.  Nancy Bonilla, Finance Director, both with voice but no vote. The Secretary of the Technical Committee was the Atty.  Oswaldo Lopez, Director of Organizational Development Management.

On December 2nd, 2009, in accordance with the approved schedule, the company OTI submitted its technical –economic bid.

By means of Office notice No.  CT-001-DGRCIC-008-2009 dated December 7th 2009, the Technical Committee sent the General Directorate of the Institution, the reasoned report of the evaluation of the bid, in which, after the corresponding analysis they resolved to expressly recommend awarding the company ON TRACK INNOVATIONS LTD.  OTI the contract for the “SUPPLY AND INTEGRATION AND MAINTENANCE SERVICES FOR THE COMPUTER SOLUTION AT A NATIONAL LEVEL OF THE TECHNOLOGY MODERNIZATION PROJECT OF THE GENERAL DIRECTORATE OF CIVIL REGISTRATION, IDENTIFICATION AND CARD ISSUANCE”, for the amount of USD 27,990,777.00 (TWENTY SEVEN MILLION NINE HUNDRED NINETY THOUSAND SEVEN HUNDRED SEVENTY SEVEN AND 00/100 UNITED STATES DOLLARS, plus VAT, on the grounds that the bid meets the requirements contained in the specifications and is convenient for the interests of the Institution.

In exercise of the powers under the Organic Law of the National Public Procurement, the General Application Regulations and Article 17 of the Statute on the Legal-Administrative Regime of the Executive Power,

RESOLVES:

Art.1 .- Accepting in all of its parts the content of the evaluation report submitted by the Technical Committee, and therefore AWARDING the company ON TRACK INNOVATIONS LTD.  OTI the contract for the “SUPPLY AND INTEGRATION AND MAINTENANCE SERVICES FOR THE COMPUTER SOLUTION AT A NATIONAL LEVEL OF THE TECHNOLOGY MODERNIZATION PROJECT OF THE GENERAL DIRECTORATE OF CIVIL REGISTRATION, IDENTIFICATION AND CARD ISSUANCE”, in accordance with the following scope:

-
VALUE OF THE AWARDING: USD   27,990,777.00 (TWENTY SEVEN MILLION NINE HUNDRED NINETY THOUSAND SEVEN HUNDRED SEVENTY SEVEN AND 00/100 UNITED STATES DOLLARS, plus VAT for the SUPPLY AND INTEGRATION AND MAINTENANCE SERVICES FOR THE COMPUTER SOLUTION AT A NATIONAL LEVEL OF THE TECHNOLOGY MODERNIZATION PROJECT OF THE GENERAL DIRECTORATE OF CIVIL REGISTRATION, IDENTIFICATION AND CARD ISSUANCE.

-	DEADLINE FOR THE DELIVERY OF THE CARDS: In accordance with the conditions defined in the specifications, that is as follows:

No. of CARDS	DEADLINE FOR DELIVERY
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	MAY 2010
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	JUNE 2010

-	DEADLINE FOR THE SUPPLY: In accordance with the conditions defined in the specifications and the bid submitted by OTI, that is as follows:

OFFICE	DATE FOR INSTALLATION	COMMENTS
Quito (one Office)	JANUARY 2010	The installation will be performed by the Contractor with the support of the staff of the Contracting party.
Guayaquil (two Offices): One North and another one South of the city	First quarter of the year 2010	The installation will be performed by the Contractor with the support of the staff of the Contracting party.
17 (seventeen) Offices at a national level	Until June 2010	The installation will be performed by the Contractor with the supervision of the Contracting party
16 (sixteen) Offices at a national level	Until September 2010	The installation will be performed by the Contractor with the supervision of the Contracting party

-	PAYMENT METHOD:

Advance Payment:  40% of the total contract value which will be delivered once the contract is signed on delivery of the bank guarantee(s) for an equal value by “THE CONTRACTOR" and the guarantee of faithful performance of contract of 5 % of contract value.

Payment of Balance: The remaining 60% will be paid in the manner established by mutual agreement with the Contractor, with the delivery of the corresponding guarantee(s).

Art.  2 .- The Secretary of the Technical Committee of this process shall NOTIFY about the award of this contract to the company ON TRACK INNOVATIONS LTD. OTI.

Art. 3.-   The Directorate of Legal Advisory shall prepare the corresponding contract,  which will be signed at the latest 48 hours from the issuance of this Resolution, after which the bidder will provide the guarantees provided in Article 1 above.

This Resolution shall be valid from its signing.

Issued and signed in the city of Quito Metropolitan District, DECEMBER 8th 2009

[Signature]
Engineer Paulo Rodríguez Molina
GENERAL DIRECTOR OF CIVIL REGISTRY,
IDENTIFICATION AND CARD ISSUANCE

Av. Amazonas and Naciones Unidas, corner of La Previsora Building,
Phone: 043802300 ext. 3700 / email: registrocivil.gov.ec
Quito - Ecuador
GENERAL AND TECHNICAL SPECIFICATIONS IN THE BIDDING DOCUMENTS

(Article 2.2.1 of the Contract)

DOCUMENTS SUMMARY

According to Article 2.2.1 of the Contract, among others, Section V of the Direct Contracting Process document, relating the “General and Technical Specifications” of the Project, should be an integral part of the Contract without being recorded. Following hereunder is a summary of the issues and specifications that are established in the aforesaid Section V of the pre-contractual Direct Contracting document, including its Sub-Sections 5.1, 5.2, 5.3, 5.4, 5.5 and 5.6.

SECTION V

GENERAL AND TECHNICAL SPECIFICATIONS

5.1. GENERAL PROJECT INFORMATION

1 Objectives of the project

1.1 Installation of 36 offices until September 2010:

1.2 AFIS

1.3 Personalization of cards

1.4 Business Process Reengineering (BPR)

2 Architecture of the Project

2.1 Enrollment Stations and Help Desks (fixed or mobile)

2.2 Data Processing Centers (DPC)

2.2.1 Backup

2.2.2 AFIS Engine

2.2.3 PKI / CA

2.2.4 Personal Data

2.2.5 IntDB

2.2.6 External Interface for Intermediate Data Base (IntDB)

2.2.7 Laboratory Testing

2.3 Personalization Offices

2.4 Delivery of eID Cards

2.5 Inventory

2.6 Communication:

3 Cycles of Design

3.1 Medium-term cycles

3.2 Short-term cycles

4 Passive Safety of eID Card

5 Standards

5.1 Capture stations standards

5.2 AFIS standards

5.2. EXPECTED ROLES AND RESPONSIBILITIES FOR EXECUTION OF THE PROJECT

1. CONTRACTOR’S Responsibilities

2. CONTRACTING PARTY Responsibilities

3. Principal Milestones of the Project

4. Activities

5. Training

5.3. PROJECT MANAGEMENT METHODOLOGY

5.4. MAINTENANCE OBLIGATIONS

1. DEFINITIONS

1.1. Support

1.2. Maintenance

1.3. Patches

1.4. Operational Transfer of knowledge for Level 2 maintenance

1.5. Level 1

1.6. Level 2

1.7. Level 3

1.8. Level 4

2. DURATION OF MAINTENANCE

3. SCOPE OF WARRANTY AND MAINTENANCE SERVICES

4. SUPPORT OF REPAIRS

5. RESPONSIBILITIES OF THE CONTRACTING PARTY

6. MAINTENANCE ACTIVITIES

7. ADDITIONAL CONSIDERATIONS

5.5. CONFIDENTIALITY OBLIGATIONS

5.6. FORMAT OF FORMS

1. Change Request Form (CRF):

2. Format of Change Request: Response Form

3. Format 0f Milestones Acceptance Report

Form No. 6 – List of Goods, Services and Prices and Project Schedule

(Article 2.2.2 of the Contract)

Appendix C: Bill of Materials and Prices for the Expansion of the eID project

       (I) System infrastructure

Component	Feature	Make	Model	Quantity	Price/Unit	Total price
	Fixed Enrollment	OTI	CIDS 5038	440	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

- Digital Camera + tripod & back screen
- Signature pad with display
- 4 x Fingerprint reader for enrolment
- Data capturing SW + Fingerprint 1:1 Identification SW
- Printer for certificates (Birth, Death, etc...) (Printer and Consumables supplied by the RC)
- Finger classification
- Image quality control to confirm image suitability for use in future 1:N Face Recognition system, and compliance to ICAO
- 1D barcode reader (supplied by RC)
- Workstation PC & Operating System (supplied by RC)
- Including: One unit for the integration lab

- SW
- Canon SX
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
- Topaz Sig
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
- Cogent CS500e
- Xerox 3117 (Supplied by RC)
- 1D Barcode reader; Example: CipherLab 1000 (Supplied by RC)
- PC & OS (Supplied by RC)

	Mobile Enrollment to be used in Urban area	OTI	CIDS 5038M	49	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
Countrywide Enrollment Stations
- Digital Camera + tripod & back screen
- Signature pad with display
- 4x Fingerprint reader for enrolment
- Data capturing SW + Fingerprint 1:1 Identification SW
- Multifunction Printer for certificates (Birth, Death, etc...) + Scanner (Printer and Consumables supplied by the RC)
- Image quality control to confirm image suitability for use in future 1:N Face Recognition system, and compliance to ICAO
- 1D barcode reader (supplied by RC)
- Data encryption + Flash disk x2
- Finger classification + Online/Offline operational mode
- Business card scanner (Signature papers supplied by RC)
- documents photo scanning
- Notebook + Ruggedize suitcase
- One unit for the integration lab

- SW
- Canon SX
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
- Topaz Sig
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
- Cogent CS500i
- 1D Barcode reader; Example: CipherLab 1000 (Supplied by RC)
- Kingston 2GB
- ATOM or R400 Notebook (HP or Similar)

N0302180.XLS: BOM_EN	1 of 9

	Mobile Enrollment to be used in Rural Area	OTI	CIDS 5038M	49	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

- Digital Camera + tripod & back screen
- Signature pad with display
- 4x Fingerprint reader for enrolment
- Data capturing SW + Fingerprint 1:1 Identification SW
- Multifunction Printer for certificates (Birth, Death, etc...) + Scanner (Printer and Consumables supplied by the RC)
- Image quality control to confirm image suitability for use in future 1:N Face Recognition system, and compliance to ICAO
- 1D barcode reader (supplied by RC)
- Data encryption + Flash disk x2
- Finger classification + Online/Offline operational mode
- Business card scanner (Signature papers supplied by RC)
- Documents photo scanning
- Notebook + Ruggedize suitcase

- SW
- Canon SX
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
- Topaz Sig
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
- Cogent CS500i
- 1D Barcode reader; Example: CipherLab 1000 (Supplied by RC)
- Kingston 2GB
- ATOM or R400 Notebook (HP or Similar)

	Mobile Power Unit for mobile enrollment (supplied by RC)	Xpower	Powerpack1500	49	$ -	$ -
	Mobile generator for mobile enrollment - (fuel supplied by the Customer) - (supplied by RC)	Champion Power Equipment	- Champ 2KW 2-Cycle Gas Powered Portable Generator (Supplied by RC)	98	$ -	$ -
	Application forms for the mobile enrollment, (supplied by RC)	OTI		0	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	$ -
BackOffice for all Offices	Workstations - Administration, Validation, Investigation - Upload station that received offline data - PC & Operating System (supplied by RC) - One unit for the integration lab	OTI	CIDS 5050 - SW - PC & OS (Supplied by RC)	29	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Typing stations for the application forms - PC & Operating System (supplied by RC) + typing SW	OTI	CIDS 5021 - SW - PC & OS (Supplied by RC)	132	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Desktop Card Thermal Transfer printer with computer for Quito Office - PC & Operating System (supplied by RC) - Printing SW	OTI	CIDS 5033 - SW - Zebra P **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** - PC & OS (Supplied by RC)	4	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Personalization Software module for Quito and SW upgrade for Guayaquil	OTI	Magna Personalization	2	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Personalization Administration station - Administration SW - PC & Operating System (supplied by RC)	OTI	CIDS 5051 - SW - PC & OS (Supplied by RC)	2	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

N0302180.XLS: BOM_EN	2 of 9

	PKI + CA for Quito	Safenet	ProtectServer	1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	- CA for eID Personalization services - Licenses + professional Services - Servers, Integration, Infrastructure, Training, Documentation		External HSM
	Chip Management System (CMS) + Inventory Management	OTI	Magna Inventory/CMS	2	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	- Enterprise license for 2 Centralized Offices (new SW for Quito and upgrade of the Guayaquil Office)
	Chip Personalization Stations for Quito	OTI	CIDS 5047	4	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
Centralized Personalization	- Personalization SW - 1D Barcode reader (supplied by RC) - PC & Operating System (supplied by RC) - eID chip reader - Finger print - ANSI INCITS 378-2004 minutia creation		- SW - PC & OS (Supplied by RC) - OTI Saturn 6000 - 1D Barcode; Example: Datalogic (Supplied by RC)
	Delivery Stations for Quito	OTI	CIDS 5046	4	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	- Delivery SW - Finger print scanner - 1D Barcode reader (supplied by RC) - PC & Operating System (supplied by RC) - eID chip reader		- SW - Finger print reader - PC & OS (Supplied by RC) - OTI Saturn 6000 - 1D Barcode Cyfer1000 (Supplied by RC)
	QA Stations for Quito	OTI	CIDS 5048	4	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	- Quality Assurance SW - 1D Barcode reader (supplied by RC) - PC & Operating System (supplied by RC) - eID chip reader, UV light, IPI lenses - Printer (Printer and Consumables supplied by the RC)		- SW - OTI Saturn 6000 - 1D Barcode; Example: Datalogic (Supplied by RC) - Xerox 3117 (Supplied by RC)
	Desktop Card Thermal Transfer printer with computer	OTI	CIDS 5033	71	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	- PC & Operating System (supplied by RC) - Printing SW - Included: One unit for the integration lab		- SW - P **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** - PC & OS (Supplied by RC)
	Office Server + SW	HP	HP ML110 **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	34	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	$1,021,360
	- Storage, backup drive, standard edition Oracle Server		HP LTO-1 tape drive Oracle 10g Standard Edition1

	Personalization Administration station	OTI	CIDS 5053	34	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	- Administration SW - PC & Operating System (supplied by RC)		- SW - PC & OS (Supplied by RC)

N0302180.XLS: BOM_EN	3 of 9

	Delivery Stations	OTI	CIDS 5046	34	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
De-Centralized Personalization Offices	- Delivery SW - Finger print scanner - 1D Barcode reader (supplied by RC) - PC & Operating System (supplied by RC) - eID chip reader		- SW - Finger print reader - 1D Barcode reader; Example: CipherLab 1000 (Supplied by RC) - OTI Saturn 6000 - PC & OS (Supplied by RC)
	Personalization Stations	OTI	CIDS 5047	74	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	- Personalization SW - 1D Barcode reader (supplied by RC) - PC & Operating System (supplied by RC) - HSM Plug - eID chip reader - Finger print - ANSI INCITS 378-2004 minutia creation		- SW - PC & OS (Supplied by RC) - OTI Saturn 6000 - 1D Barcode; Example: Datalogic (Supplied by RC) - Athena HSM
	QA Stations	OTI	CIDS 5048	74	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	- Quality Assurance SW - 1D Barcode reader (supplied by RC) - PC & Operating System (supplied by RC) - eID chip reader, UV light, IPI lenses - Printer (Printer and Consumables supplied by the RC)		- SW - PC & OS (Supplied by RC) - OTI Saturn 6000 - 1D Barcode Datalogic (Supplied by RC) - Xerox 3117 (Supplied by RC)
	Desktop Card Thermal Transfer printer with computer for Mobile stations	OTI	CIDS 5033	49	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	- Notebook & Operating System (supplied by RC) - Security plug - Printing SW + Ruggedized case - Printer for Inscriptions + scanner (supplied by RC) + Ruggedized case
- SW
- Notebook (Supplied by RC)
- Zebra P
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
- Xerox 3117 (Supplied by RC)

	Mobile Chip Personalization + QA + Delivery Station	OTI	CIDS 5049	50	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
Rural Personalization
- Personalization SW + Quality Assurance SW
- 1D Barcode reader (supplied by RC)
- Laptop & Operating System (supplied by RC)
- HSM plug + eID chip reader, UV light, IPI lenses
- Finger print scanner
- Finger print - ANSI INCITS 378-2004 minutia creation
- One unit for the integration lab
			- SW - OTI Saturn 6000 - 1D Barcode Datalogic (Supplied by RC) - Notebook (Supplied by RC) - Athena HSM - Finger Print scanner
AFIS for	1:N Search engine - Matchers for 15,000,000 records - AFIS Redundancy capability	Cogent OTI	CAFIS Magna	15,000,000	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
Phase 2	Magna AFIS interface	OTI	Magna	1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Installation, Training, Assimilation, Documentation			2.0	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Maintenance for the project duration after 1st year warranty			1.5	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

N0302180.XLS: BOM_EN	4 of 9

	MagnaTM - eID registry + RDBMS	OTI & Oracle	Oracle 10g Standard Edition	1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	- Magna Registry - Oracle data base licenses + Localization
Population Registry	Main and DRS Servers + Backup libraries & SW - Servers Cabinet + Storage	HP
4 * HP DL5
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
4 * HP DL
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
2 * HP EVA
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
HP MSL20
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
2 * Racks and accessories
				1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Inscriptions to citizens (Provided by RC)			0	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	$ -
	DBA Local support (man months)			30.0	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
Services	SYS Admin Local support (man months)			30.0	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Annual system Local maintenance level 2 (x Years), including Magna			2.5	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Annual system maintenance level 3 (x Years), including Magna			2 2/3	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Integration with IntDB			1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Testing lab:			1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
General and NRE (Non Recurring
a. Fix and mobile enrolment x1 (included above)
b. admin station x1 (included above)
c. printer station x1 (included above)
d. All-in-one: Chip Personalization + QA + Delivery Station x1 (included above)
- Local server for the testing environment
- Integration, installation and testing

Expenses)	Working compilation environment for the source code			1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Documentation (Spanish)			1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Installation systems into 3 Offices and supervision of other Offices
	System Integration
	Magna - SA & DBA
	System Training supervisors and trainers
	3 x Office pre-Inspection
	System Acceptance Test Program
	Integration Management & System Buildup			1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
			Total System Price WITHOUT VAT			$ 24,270,777
			Total System Price with VAT		0%	$ 24,270,777

N0302180.XLS: BOM_EN	5 of 9

(II) Cards Supply	eID base card set include (per 1 card base):

Component	Feature	Make	Model	Quantity	Price/Unit	Total price
eID Base Card	ICAO 66KB Contactless Chip + HerculesTM Operating System	OTI	ST NR66Hercules TM for ePass	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	PET Base card - Security printing and features: Microtext, UV, OVI, Guilloche	OTI		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
eID Card Laminate
Secured thin holographic laminate
- Features such a text, guilloche, microtext, nanotext, animated images, laser images, which provide state of the art protection against forgery
- Including 1 time setup and customized design
				**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

Personalization	Printer ink ribbons and cleaning consumables			**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
Special Features	Invisible Personal Information - IPI and Shadow Image	Jura JSP	IPI	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
			Total without VAT		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	$ 3,720,000
			Total with VAT	0%	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	$ 3,720,000

	TOTAL EXPANSION PRICE WITHOUT VAT					$ 27,990,777

       (III) Assumptions

1	Guayaquil should increase its daily cards personalization capacity to a minimum 1,500 /day
2	Expansion plan
Establish additional 2 Offices in the Guayaquil region + 1 Quito till the end of 2009 (each with min. capacity of 800/day)
All enrollment and personalization Offices should be installed during 2010 to achieve the expected capacity.
It is assumed that 50% of the capacity will be achieved during 2010.
3	The personalization Offices will work in first shift mainly to deliver the cards to the citizens while they wait.
those Offices will work on the 2nd shift to produce cards for applications that came from remote Offices
4	Cards Personalization will be done in 36 Offices.
5
The calculation for the printers quantity: minimum 2 per Office and also the printers quantity that were already in Guayaquil - are reduced. Those printers should be distributed within the installation period.

6	Each mobile station should have (optional) battery and small generator for the rural area.
7	For the rural area exercise, Customer will provide:
4x4 truck with enough space to carry: mobile stations & printers, generator, battery, fuel, food, personnel private equipment trained team that will consist on driver, guide, 2 operators and 2 attendants,
8	Since the Mobile station will provide the ID card to the applicant, it will not be equipped with the receipt printer
9	Design enclosure for the fix station will be performed by Customer with the advice and help of the Company.
10	Civilian AFIS characteristics: Please refer to Attachment 1.
11	AFIS Alternatives: Please refer to Attachment 1.

N0302180.XLS: BOM_EN	6 of 9

12	It is possible, to shift budget between BOM items and add or remove BOM items as long as the value of the contract remains the same.
13	Shipments of Cards will be per the milestones defined in Appendix D - Table 1.
14	Customer will provide the backup media for the backup drives.
15	Each equipment that RC will buy not via OTI, but OTI need to integrate, the RC should provide 4 units to the Supplier for testing, integration and support.
16	Each equipment that will be provided through RC for the offices (such as PCs, printers, etc.) will have to be provided in accordance with the model suggested by OTI.

       (IV) Terms, Conditions and Comments
1	Prices are CIF Ecuador port, include: insurance, shipment
2	Prices do NOT include any tax for the provided Goods. Tax is included only for the local Services.
3	Company will train the trainers that will train the end-users.
4	Project enrolment and personalization Length:	30	months
5	Quantities of the supplied units were calculated during the Project Length for:	15,000,000	applicants for new eID's
6	Company reserves the right to provide similar or better make and model for equipment
7	Customer will provide system operation (Human resources, offices, electricity, guards etc)
8	Customer will provide infrastructure such as: offices, construction, furniture.
Power backup (UPS & Generator), VPN, A/C, fire protection.

9	Customer will provide networking & communications in all Offices and between Offices (capture and central Offices)
10	Application forms for enrollment will be designed for the Customer. Company will customize the enrollment SW accordingly.
11	All PC's and their operating systems for the various stations will be supplied by the RC.
12	Integration of the PC's with the system will be performed during the installation period.
13	Work at the back office of the central Offices planned for 2 shifts.
14	The Offices MUST have good and reliable communication between them with bandwidth defined by the Company.
15	SW modules to accommodate national distribution shall be supplied during the 2nd quarter of the national deployment.
16	Following items will be supplied later in Q2/2010:
Personalization & Inventory Software module
PKI + CA; Distributed Magna and Servers
Chip Management System (CMS)
17	All received payments will be in USA Dollar.
18	Orders will be processed after receiving down payment
19	Completion of the payment for a specific order shall be carried out no later than 2 weeks after ATP/delivery.
20
For the avoidance of doubt, it is clarified that OTI supplies permits and licenses, including for software, use of the Magna System and source codes (and modifications thereof) only to goods and services supplied under a specific agreement. Any use of such permits or licenses outside the scope of an agreement is not allowed.

21	eID kit includes 10 year warrantee for the card. See attached card warrantee.
22	Parameters
System Capacity	15,000,000	Records
Project Duration	30	Months
Ramp up time	6	Months
Working Days	20	Per month

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Number of new applicants processed per day	25,000	Applicants
No. Of Shifts for enrolment purposes	1	Per day
No. Of Shifts for card personalization purposes	2	Per day
No. Of Hours	8	Net Per shift
Personalization efficiency	95%	0
Capturing time per applicant at fix site	12.0	Min
Capturing time per applicant at mobile station using application forms	4.0	Min
# of Capturing Sites	36	Min. Fix
Personalization_Sites	36	0
Central_Sites	2	0
Ratio of # of enrollment stations per scanner	5	0
Ratio of enrollments in urban area	80%	12,000,000
Ratio of enrollments in urban area that may need to use mobile stations	20%	3,000,000
Estimated QTY of people living in the rural area	20%	3,000,000

         (V) Payment Terms and Guarantees

A. Payment Milestones for the System
Description	Contract	Guarantee				Payment Milestone with VAT
	Reduction	Reduction
System infrastructure Agreement Guarantee to be open by the Company	5%					$1,213,539
Company issue an Advance Payment Gurantee to be reduced per the following milestones:		40%				$9,708,311
PM1: Customer pay Advance Payment		40%				$9,708,311
AM1: System Requirements Document	10%			25.0%		$ 2,427,078
AM2: System Design Document	10%			25.0%		$ 2,427,078
AM3: Quito Office ready for Enrollment - system is installed and operational	10%			25.0%		$ 2,427,078
AM4: Delivery to Ecuador Custom of the first 3 Offices equipment (1x Quito + 2x Guayaquil)	10%			25.0%		$ 2,427,078
Company issue a Payment Guarantee to be reduced per the following milestones:		60%				$14,562,466
PM2: Customer Payment		60%				$14,562,466
AM5: First 3 Offices ready for operation	10.0%			16.7%		$ 2,427,078
AM6: Delivery to Ecuador Custom of the main 10 Offices system	15.0%			25.00%		$ 3,640,617
AM7: Delivery to Ecuador Custom of the main 12 Offices system	15.0%			25.00%		$ 3,640,617
AM8: Delivery to Ecuador Custom the balance of Offices system per quantity defined in Append	15.0%			25.00%		$ 3,640,617
AM9: Final delivery	4.0%			6.67%		$ 970,831
AM10: Delivery of CD with the Source Code	1.0%			1.67%		$ 242,708
	100%		100%		$24,270,777	$ 24,270,777

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B. Payment Milestones for the Cards
Description	Batch	Guarantee				Payment Milestone with IVA
	Size	Reduction
Cards Supply Agreement Guarantee to be open by the Company	5%					$186,000
G1: Guarantee to be provided by the Company and to be reduced per the following milestones:		40%				$1,488,000
P1: Customer Advance Payment		40%				$1,488,000
Batch 1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**			100.0%		$ 1,488,000
G2: Company Guarantee to be provided by the Company and to be reduced per the following milestones:		60%				$2,232,000
P2: Payment to be paid by the Customer		60%				$2,232,000
Batch 2	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**			100.0%		$ 2,232,000
	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**		100%		$3,720,000	$ 3,720,000

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PERFORMANCE GUARANTEE

 (Article 2.2.3.1 of the Contract)

Department:	GUARANTEE DEPT.
Ref:	(OURS and the foreign bank’s)
Date:	..................
Sirs
....................

Dear Sirs:
Under account, order and risk of BANK LEUMI LE ISRAEL B.M (foreign bank), We, Citibank N.A., Sucursal Ecuador, establish an unconditional, irrevocable bank guarantee and of immediate payment in your favor, for the amount of 1,213,539 USD (One Million Two Hundred and Thirteen  Thousand Five Hundred and  Thirty Nine US Dollars), in order to guarantee the due fulfillment of the supply of an electronic ID system of the CONTRACT FOR THE SUPPLY, INTEGRATION AND MAINTENANCE SERVICES  FOR THE IT SOLUTION  AT A NATIONAL LEVEL OF THE TECHNOLOGICAL MODERNIZATION PROJECT OF THE DIRECCION GENERAL DEL REGISTRO CIVIL, IDENTIFICACION Y CEDULACION (hereinafter the “Agreement”); and to respond for the obligations that ON TRACK INNOVATIONS LTD. (hereinafter the “Supplier”) would contract related with the purpose of the Agreement that the DIRECCION GENERAL DEL REGISTRO CIVIL, IDENTIFICACION Y CEDULACION DEL ECUADOR (the “Beneficiary”) to be signed with the Supplier on December  09, 2009 for the supply of an electronic ID system, integration services and maintenance, and electronic base identification cards.

This guarantee will remain in force until October 15, 2010, on which date this guarantee shall be considered cancelled  without the return of original or copies of the present document, whereupon Citibank N.A., Sucursal Ecuador and as a consequence Bank Leumi Leisrael B.M. will be free of any responsibility that will be able to derive from the present guarantee.

It is understood that this guarantee will be able to become effective in the sole case that to be presented to us, prior to October 15, 2010, the original of this document and communication subscribed in writing by the legal representative of THE DIRECCION GENERAL DEL REGISTRO CIVIL, IDENTIFICACION Y CEDULACION DEL ECUADOR, in which Beneficiary states that

1)
The AGREEMENT between Supplier and the Beneficiary is current; the Supplier has breached or has delayed unjustifiably in the fulfillment of its contractual obligations, in the terms stipulated in the contract; and, the Beneficiary has made complete payment of the advance payment stipulated in the Agreement; and

2)
The Supplier was notified in writing that he was granted a ten days term to justify the delay or solve the non-compliance, and the Supplier did not respond to the requirement of the Beneficiary, reason for which this guarantee is executed.

This guarantee does not have relation with any other document (including other guarantees issued in relation to the Agreement), instrument or existing contract or any that it will subscribe in the future between  the Direccion General del Registro Civil, Identificacion y Cedulacion of Ecuador and the Supplier (our entity guarantee), and such documents, instruments or contracts do not modify it; therefore, we do not assume any legal or other responsibility for any other order that is not the one that is stipulated specifically in this document.

Yours faithfully,

 (AUTHORIZED SIGNATURE)

Citibank N.A., Sucursal Ecuador

ADVANCE PAYMENT GUARANTEE

(For Main System)

(Article 2.2.3.2 of the Contract)

LOCAL TEXT GUARANTEE:
Department:  GUARANTEE DEPT.
Ref:  (OURS and the foreign bank’s)
Date:  ..................
Sirs
....................

Dear Sirs:

Under account, order and risk of BANK LEUMI LE ISRAEL B.M. (foreign bank),  We, Citibank N.A., Sucursal ,Ecuador, establish an unconditional, irrevocable bank guarantee and of immediate payment in your favor, up to the amount of 9,708,312 USD (Nine Million Seven Hundred and Eight Thousand Three Hundred and Twelve U.S. Dollars), equal to the amount of the 40% advance payment for the supply of an electronic ID system that the DIRECCION GENERAL DEL REGISTRO CIVIL, IDENTIFICACION Y CEDULACION DEL ECUADOR (hereunder the “Beneficiary”) will pay to ON TRACK INNOVATIONS LTD. (hereunder the “Supplier") relating to the CONTRACT FOR THE SUPPLY, INTEGRATION AND MAINTENANCE SERVICES  FOR THE IT SOLUTION  AT A NATIONAL LEVEL OF THE TECHNOLOGICAL MODERNIZATION PROJECT OF THE DIRECCION GENERAL DEL REGISTRO CIVIL, IDENTIFICACION Y CEDULACION to be signed on December 09, 2009) (the "AGREEMENT") between the Beneficiary and the Supplier, for the supply of an electronic ID system, integration services and maintenance, and electronic base identification cards.

It is understood that this guarantee will be able to become effective in the sole case that to be presented to us, prior to February 28, 2010 the original of this document and communication subscribed in writing by the legal representative of the DIRECCION GENERAL DEL REGISTRO CIVIL, IDENTIFICACION Y CEDULACION DEL ECUADOR,  in which Beneficiary states that

1) The AGREEMENT between Supplier and the Beneficiary is current and the Beneficiary had paid the corresponding advance payment in the amount of 9,708,312 USD to the Supplier account no. 246100 with Bank Leumi Le Israel B.M. branch no. 876 with ref. to this guarantee number, and;

2) The Supplier has violated his contractual obligations, and

3) The Supplier was notified in writing that he was granted a ten days term to justify the delay or solve the non-compliance and the Supplier did not respond to the requirement of the Beneficiary, reason for which this guarantee is executed.

THIS GUARANTEE WILL BE REDUCED as follows:

1. MILESTONE AM1: USD 2,427,078 [25%] of the total guarantee amount stated above] - to be deducted upon the earliest of (a) the presentation by the Supplier of a written approval from the Beneficiary, to the effect that the Supplier fulfilled the duties required for Milestone AM1; or (b) automatically on December 28, 2009, without a need for approval.

2. MILESTONE AM2: USD 2,427,078  [25%] of the total guarantee amount stated above] - to be deducted upon the earliest of (a) the presentation by the Supplier of a written approval from the Beneficiary, to the effect that the Supplier fulfilled the duties required for Milestone AM2; or (b) automatically on January 29, 2010, without a need for approval.

3. MILESTONE AM3: USD 2,427,078   [25%] of the total guarantee amount stated above] - to be deducted upon the earliest of (a) the presentation by the Supplier of a written approval from the Beneficiary, to the effect that the Supplier fulfilled the duties required for Milestone AM3; or (b) automatically on February 15, 2010, without a need for approval.

4. MILESTONE AM4: USD 2,427,078 [25%] of the total guarantee amount stated above] - to be deducted upon the earliest of (a) the presentation by the Supplier of a written approval from the Beneficiary, to the effect that the Supplier fulfilled the duties required for Milestone AM4; or (b) automatically on February 28, 2010, without a need for approval.

This guarantee will expire on February 28, 2010, the expiry date, and will be deemed automatically cancelled on that date, without the return of original or copies of the present document, whereupon Citibank N.A., Sucursal Ecuador will be free of any responsibility that will be able to derive from this guarantee.

This guarantee does not have relation with any other document, instrument or existing contract or any that it will subscribe in the future between you and the supplier (our entity guarantee), and such documents, instruments or contracts do not modify it, therefore we do not assume any legal or other responsibility nor any other order that it is not the one that is stipulated specifically in this document.  Accordingly, we further acknowledge that this guarantee, including its payment, terms and conditions, shall in no way or form be linked, conditioned or otherwise connected to any other outstanding or future guarantee issued with relation to the Agreement, or any other transaction entered into by the Supplier.

Yours faithfully,
(AUTHORIZED SIGNATURE)
Citibank N.A., Sucursal Ecuador

ADVANCE PAYMENT GUARANTEE
(For **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** eID Cards)

(Article 2.2.3.2 of the Contract)

Department:	GUARANTEE DEPT.
Ref:	(OURS and the foreign bank’s)
Date:	___________
Sirs
....................

Dear Sirs:

Under account, order and risk of BANK LEUMI LE ISRAEL B.M. (foreign bank),  We, Citibank N.A., Sucursal Ecuador, establish an unconditional, irrevocable bank guarantee and of immediate payment in your favor, for the amount of  USD 1,488,000(One Million Four Hundred and Eighty Eight Thousand Dollars of the United States of America), equal to the amount of the 40% advance payment for the supply of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** electronic identification cards that the DIRECCION GENERAL DEL REGISTRO CIVIL, IDENTIFICACION Y CEDULACION DEL ECUADOR (hereunder the “Beneficiary”) will pay to ON TRACK INNOVATIONS LTD. (hereunder the “Supplier") as an advance payment of the CONTRACT FOR THE SUPPLY, INTEGRATION AND MAINTENANCE SERVICES FOR THE IT SOLUTION AT A NATIONAL LEVEL OF THE TECHNOLOGICAL MODERNIZATION PROJECT OF THE DIRECCION GENERAL DEL REGISTRO CIVIL, IDENTIFICACION Y CEDULACION to be signed on December 09, 2009 (the "AGREEMENT") between the Beneficiary and the Supplier, for the supply of an electronic ID system, integration services and maintenance, and electronic base identification cards.

It is understood that this guarantee will be able to become effective in the sole case that to be presented to us, prior to June 30, 2010 the original of this document and communication subscribed in writing by the legal representative of the DIRECCION GENERAL DEL REGISTRO CIVIL, IDENTIFICACION Y CEDULACION DEL ECUADOR,  in which Beneficiary states that

1)
The AGREEMENT between Supplier and the Beneficiary is current and the Beneficiary had paid the corresponding advance payment in the amount of USD 1,488,000 (One Million Four Hundred and Eighty Eight Thousand) Dollars of the United States of America), to the Supplier account no. 246100 with Bank Leumi Le Israel B.M. branch no. 876 with ref. to this guarantee number, and;

2)
The Supplier was notified in writing with the grant of a term of ten days to justify the delay or solve the non-compliance, and the Supplier did not respond to the requirement of the Beneficiary, reason for which this guarantee is executed.

The guaranteed amounts shall be reduced by full value of the commercial invoice attached to the pertaining transport document upon Supplier’s presentation to us of a commercial invoice and the corresponding transport document, showing shipments of goods to Ecuadorian Airport or Port.  The reduction shall be effected 2 weeks following the date of the arrival of the related goods to Ecuadorian Airport or Port, as will be indicated in the transport document. As an alternative (that will apply if occurring earlier), the guarantees will be reduced upon the presentation by the Supplier of the Beneficiary’s written acceptance statement for the cards supplied, indicating the amount to be reduced.

This guarantee will expire on June 30, 2010, the expiry date, and will be deemed automatically cancelled  on that date (if not previously cancelled), without the return of original or copies of the present document, whereupon Citibank N.A., Sucursal Ecuador and Bank Leumi Leisrael B.M. will be free of any responsibility that will be able to derive from this guarantee.

This guarantee does not have relation with any other document, instrument or existing contract or any that it will subscribe in the future between La Direccion General del Registro Civil, Identificacion y Cedulacion and the supplier (our entity guarantee), and such documents, instruments or contracts do not modify it, therefore we do not assume any legal or other responsibility nor any other order that it is not the one that is stipulated specifically in this document.  Accordingly, we further acknowledge that this guarantee, including its payment, terms and conditions, shall in no way or form be linked, conditioned or otherwise connected to any other outstanding or future guarantee issued with relation to the Agreement, or any other transaction entered into by the Supplier.

Yours faithfully,

(AUTHORIZED SIGNATURE)

Citibank N.A.,  Sucursal Ecuador

TECHNICAL WARRANTY

(Article 2.2.3.3 of the Contract)

On Track Innovations Ltd. (OTI) –Durability Warranty for Electronic ID Cards

On Track Innovations Ltd. (OTI or “Vendor”) shall provide a durability warranty for the Electronic ID Cards sold to the Direccion General del Registro Civil, Identificacion y Cedulacion (“Buyer”) under the CONTRATO DE SUMINISTRO DE **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** DE TARJETAS ELECTRONICAS DE IDENTIFICACION (PROYECTO DE MODERNIZACIÓN TECNOLÓGICA DEL REGISTRO CIVIL) dated December 9th, 2009.  The warranty shall be for a period of 10 years from the date of arrival of the cards to the Ecuador Airport or Port.

This warranty is given solely to the Buyer (as opposed to any third parties, including third parties who bought the Vendor’s products from Buyer), and shall not apply: (i) if products have been damaged, misused, abused, lost or stolen; or (ii) if defects result from misapplications and/or modifications not authorized by the Vendor which have been made to the products by any one other than the Vendor; or (iii) if products have been submitted to abnormal conditions (mechanical, electrical or thermal) during storage, installation or use; or (iv) if products are used in a nonstandard environment. A non standard environment is an environment requiring a robustness not documented in the applicable specification such as without limitation, space, military or nuclear environments; or (v) to products supplied at the request of Buyer which Vendor has indicated may not conform (risk products) to applicable technical specifications or constitute experimental, developmental or nonqualified products; or (vi) if the request for warranty coverage of products results from excess usage of the maximum values (temperature limit, maximum voltage etc.) defined by Vendor, or from an incorrect choice of application by Buyer or from use other than in accordance with the relevant specification; or (vii) to any other default not attributable to Vendor. If Vendor determines that products are covered under the warranty, Vendor will, at Vendor’s option, repair or replace them, or issue a credit or rebate of the purchase price.
THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS OR TERMS EXPRESS OR IMPLIED BY STATUTE OR COMMON LAW (INCLUDING WITHOUT LIMITATION WARRANTIES AS TO MERCHANTABLE QUALITY OR SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OR USAGE).
Claims for replacement of electronic ID cards covered by the warranty shall be handled by the Direccion General del Registro Civil, Identificacion y Cedulacion, which will gather cards for replacement from its various offices if needed, and will subsequently refer the related requests for replacement to OTI, either when it accumulated a batch of no less than 1,000 cards, or every half a year, whichever occurs earlier.

Name: _______________
Title: _______________